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                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of January 13, 2005, by and among Infinity, Inc., a Colorado corporation, with headquarters located at 1401 West Main Street, Suite C, Chanute, Kansas 66720 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

      B. The Buyers, severally, and not jointly, initially wish to purchase from the Company and the Company initially wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement (I) senior secured notes, substantially in the form attached as Exhibit A, in an original aggregate principal amount of $30,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the "INITIAL NOTES"), and (II) warrants, substantially in the form attached as Exhibit C, to acquire that number of shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK"), equal to the quotient of (a) 28% of the original principal amount of the Initial Notes purchased by the Buyers at the Initial Closing, divided by (b) the Warrant Exercise Price (as defined in the Initial 115% Warrants (as defined below)) as of the Initial Closing Date (the "INITIAL 115% WARRANTS"), and (III) warrants, substantially in the form attached as Exhibit C, to acquire that number of shares of Common Stock equal to the quotient of (x) 27% of the principal amount of the Initial Notes purchased by the Buyers at the Initial Closing, divided by
(b) the Warrant Exercise Price (as defined in the Initial 140% Warrants (as defined below)) as of the Initial Closing Date (the "INITIAL 140% WARRANTS"; the Initial 115% Warrants and the Initial 140% Warrants, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, being referred to as the "INITIAL WARRANTS"; the shares of Common Stock issuable upon exercise of the Initial Warrants being referred to as the "INITIAL WARRANT SHARES");

      C. Subject to the terms and conditions set forth in this Agreement, during the Additional Note Issuance Period (as defined in Section 1(b)), the Company may have the option to sell, and if the Company exercises such option Buyers may be obligated to buy (I) additional senior secured notes, each with a maturity date that is 42 months after the date of issue thereof and otherwise substantially in the form attached as Exhibit B, in an original aggregate principal amount of up to $45,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, "ADDITIONAL NOTES" and, collectively with the Initial Notes, the "NOTES"), and (II) additional warrants to

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acquire shares of Common Stock in accordance with, and in the number and form set forth in, Section 1(b);

      D. The Notes shall be convertible into shares of Common Stock (the shares of Common Stock issuable upon conversion of the Notes being referred to herein as the "CONVERSION SHARES") in accordance with the terms of the Notes;

      E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit D (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

      F. Contemporaneously with the Initial Closing (as defined in Section 1(a)), the parties hereto and the Active Subsidiaries (as defined in Section 3(a)) will execute and deliver a Security Agreement, substantially in the form attached as Exhibit E (the "SECURITY AGREEMENT"), pursuant to which the Company and its Active Subsidiaries will agree to provide the Buyers with security interests in all of the assets of the Company and its Subsidiaries;

      G. Contemporaneously with the Initial Closing, the parties hereto and each of the Subsidiaries will execute and deliver one or more Deposit Account Control Agreements, substantially in the forms attached as Exhibit F (the "ACCOUNT CONTROL AGREEMENTS"), pursuant to which the Company and each of the Active Subsidiaries that maintain bank, brokerage or other similar accounts will agree to enable the Buyers to perfect their security interest in all of the Company's and such Subsidiary's right, title and interest in certain accounts and in all collateral from time to time credited to such accounts;

      H. Contemporaneously with the Initial Closing, the Active Subsidiaries will execute and deliver a Guaranty, substantially in the form attached as Exhibit G (the "GUARANTY"), pursuant to which the Active Subsidiaries will agree to guaranty certain obligations of the Company; and

      I. Contemporaneously with the Initial Closing, the parties hereto will execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit H (the "PLEDGE AGREEMENT"), pursuant to which the Company will agree to pledge all of the capital stock in the Active Subsidiaries to the Buyers as collateral for the Notes; and

      J. Contemporaneously with the Initial Closing, the Buyers and the Debtors (as defined in the Security Agreement) will execute and deliver one or more Mortgages, Deeds of Trust, Assignments of Production, Security Agreements, Fixture Filings and Financing Statements, substantially in the form attached as
Exhibit I (the "MORTGAGES"), pursuant to which the Debtors will agree to grant to the Buyers an interest in certain real and personal property, rights, titles, interests and estates described therein.

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      NOW THEREFORE, the Company and the Buyers hereby agree as follows:

      1.    PURCHASE AND SALE OF NOTES AND WARRANTS.

            a. Purchase of Initial Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, (I) Initial Notes in the principal amount set forth opposite such Buyer's name on the Schedule of Buyers, along with (II) the related Initial 115% Warrants with respect to the number of Initial Warrant Shares equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (A) 28% of the original principal amount of the Initial Notes purchased by such Buyer at the Initial Closing, divided by (B) the Warrant Exercise Price (as defined in the Initial 115% Warrants) on the Initial Closing Date (as defined in Section 1(c)), and (III) the related Initial 140% Warrants with respect to the number of Initial Warrant Shares equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (X) 27% of the original principal amount of the Initial Notes purchased by such Buyer at the Initial Closing, divided by (Y) the Warrant Exercise Price (as defined in the Initial 140% Warrants) on the Initial Closing Date (the "INITIAL CLOSING"). The purchase price (the "INITIAL PURCHASE PRICE") of the Initial Notes and the related Initial Warrants at the Initial Closing shall be equal to $1.00 for each $1.00 of principal amount of the Initial Notes purchased (representing an aggregate Initial Purchase Price of $30,000,000 for the aggregate original principal amount of $30,000,000 of Initial Notes and the related Initial Warrants, to be purchased at the Initial Closing).

            b. Purchase and Sale of Additional Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(b) and 7(b) below, during the period commencing on July 1, 2005 and ending on June 30, 2008 (the "ADDITIONAL NOTE ISSUANCE PERIOD"), the Company may elect to sell Additional Notes and Additional Warrants (as defined in this Section 1(b)) to the Buyers. At any time within the 10 consecutive Business Days (as defined in this Section 1(b)) immediately following the Company's timely (without giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act (as defined in the Notes)) filing of a quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be (a "PERIODIC REPORT"), during the Additional Note Issuance Period, the Company may, in its sole discretion, deliver (by facsimile) a written notice to each Buyer electing to sell Additional Notes and Additional Warrants to the Buyers (an "ADDITIONAL SALE ELECTION NOTICE"). The Additional Sale Election Notice shall set forth the aggregate principal amount of Additional Notes to be sold to the Buyers (the "ADDITIONAL NOTE ISSUANCE AMOUNT") on an Additional Closing Date (as defined in
Section 1(d)), which shall not be less than $3,000,000; provided, however, that
(A) the sum of the Additional Note Issuance Amount and the original aggregate principal amount of all other Additional Notes issued and sold by the Company to the Buyers during the 365-day period immediately preceding such Additional Closing Date shall not exceed $15,000,000 in the aggregate, (B) the sum of the Additional Note Issuance Amount and the aggregate principal amount of all other Additional Notes issued and sold by the Company at any time pursuant to this Agreement shall not exceed $45,000,000 in the aggregate, (C) the sum of the Additional Note Issuance Amount and the aggregate principal amount and accrued and unpaid interest of all other Notes outstanding as of each of the date of the Additional Sale Election Notice and the Additional Closing Date shall not exceed the Free Cash Flow Amount (as defined in the Notes), determined as of the end of the quarterly or annual period covered by

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the most recently filed, or required to be filed, Periodic Report, and (D)
unless Shareholder Approval (as defined in Section 4(k)) has been obtained, the Additional Note Issuance Amount shall not exceed an amount that would require, pursuant to this Section 1(b), Buyers to buy Additional Warrants to acquire a number of shares of Common Stock that, when multiplied by 1.2 and added to the number of shares of Common Stock that have been issued upon exercise of any Warrants (as defined in this Section 1(b)) or conversion of, or as interest on, any Notes prior to the date of such Additional Sale Election Notice and added to 120% of the shares issuable as of the date of such Additional Sale Election Notice upon exercise of all Warrants then outstanding, would exceed the Exchange Cap (as defined in the Notes) (the limitations on the Additional Note Issuance Amount set forth in the immediately preceding clauses (A), (B), (C) and (D) being collectively referred to as the "ADDITIONAL NOTE ISSUANCE AMOUNT LIMITATIONS"), and if the Additional Note Issuance Amount cannot be at least $3,000,000 as a result of the Additional Note Issuance Amount Limitations, the Company may not deliver an Additional Sale Election Notice and may not issue or sell any Additional Notes on such Additional Closing Date. The Additional Sale Election Notice shall also set forth (i) each Buyer's principal amount of Additional Notes to be purchased (determined as provided in the next sentence), and (ii) the Additional Closing Date for the purchase and sale of Additional Notes and Additional Warrants pursuant to such Additional Sale Election Notice (determined as provided in section 1(d) below). In the event that the Company delivers an Additional Sale Election Notice in accordance with the foregoing, subject to the conditions set forth in this Section 1(b) and Sections 1(d), 6(b) and 7(b) below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to buy from the Company, on the applicable Additional Closing Date (an "ADDITIONAL CLOSING"), (I) Additional Notes in a principal amount equal to the product of the Additional Note Issuance Amount, multiplied by such Buyer's allocation percentage (as set forth opposite such Buyer's name in the fourth column on the Schedule of Buyers (such Buyer's "ALLOCATION PERCENTAGE"), and (II) warrants, substantially in the form attached as Exhibit C, to acquire that number of shares of Common Stock equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (a) 28% of the product of the Additional Note Issuance Amount, multiplied by such Buyer's Allocation Percentage, divided by (b) the Warrant Exercise Price (as defined in the Additional 115% Warrants (as defined below)) as of the applicable Additional Closing Date (the "ADDITIONAL 115% WARRANTS"), and (III) warrants, substantially in the form attached as Exhibit C, to acquire that number of shares of Common Stock equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (x) 27% of the product of the Additional Note Issuance Amount, multiplied by such Buyer's Allocation Percentage, divided by (y) the Warrant Exercise Price (as defined in the Additional 140% Warrants (as defined below)) as of the applicable Additional Closing Date (the "ADDITIONAL 140% WARRANTS"; the Additional 115% Warrants and the Additional 140% Warrants, together with any warrants or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, the "ADDITIONAL WARRANTS" and, collectively with the Initial Warrants, the "WARRANTS"; the shares of Common Stock issuable upon exercise of the Additional Warrants being referred to as the "ADDITIONAL WARRANT SHARES" and, collectively with the Initial Warrant Shares, being referred to as the "WARRANT SHARES"). The purchase price (the "ADDITIONAL PURCHASE PRICE" and, together with the Initial Purchase Price, each the "PURCHASE PRICE") of the Additional Notes and the related Additional Warrants at the applicable Additional Closing shall be equal to $1.00 for each $1.00 of principal amount of the Additional Notes purchased. "BUSINESS DAY" means any day other

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

than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

            c. The Initial Closing Date. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m., New York City time, on the first Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later or earlier date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693 or at such other time, date and place as the Company and the Buyers may collectively designate in writing.

            d. Additional Closing Dates. The date and time of any Additional Closing (an "ADDITIONAL CLOSING DATE" and, together with the Initial Closing Date, each a "CLOSING DATE") shall be 10:00 a.m., New York City time, on the tenth (10th) Business Day following receipt by each Buyer of an Additional Sale Election Notice, subject to the satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 1(b), 6(b) and 7(b) and the conditions set forth in this Section 1(d) or the waiver thereof in writing by such Buyer (or such later date as is mutually agreed to by the Company and the Buyers). Notwithstanding the foregoing, the Company shall not be entitled to deliver an Additional Sale Election Notice unless each of the following conditions is satisfied (or waived in writing by the applicable Buyer) as of and through the date on which the Company delivers to each Buyer the applicable Additional Sale Election Notice (the "ADDITIONAL SALE ELECTION NOTICE DATE"), and no Buyer shall be required to purchase the Additional Notes unless each of the following conditions and the conditions set forth in Sections 1(b) and 7(b) are satisfied (or waived in writing by the applicable Buyer) as of and through the applicable Additional Closing Date (the "ADDITIONAL SALE ELECTION NOTICE CONDITIONS"): (i) during the period beginning on the date of this Agreement and ending on and including the applicable Additional Closing Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control (as defined in the Notes) which has not been abandoned or terminated and publicly announced as such or (y) a Triggering Event or an Event of Default (each as defined in the Notes); (ii) during the sixty
(60) day period ending on and including such Additional Closing Date, there shall not have occurred an event that with the passage of time or the giving of notice would constitute a Triggering Event or an Event of Default; (iii) at all times during the period beginning on the date of this Agreement and ending on such Additional Closing Date, the Common Stock is listed on the Principal Market (as defined in Section 3(s)) and the Common Stock shall not have been suspended from trading nor shall delisting or suspension by the Principal Market have been threatened either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; (iv) during the period beginning on the Initial Closing Date and ending on and including such Additional Closing Date, the Company shall have delivered Conversion Shares and Warrant Shares upon conversion or exercise, as the case may be, of the Notes and the Warrants on a timely basis as set forth in Section 2(d)(ii) of the Notes or Section 2(a) of the Warrants; (v) as of the Additional Sale Election Notice Date, Notes remain outstanding; (vi) there is not outstanding any Indebtedness (as defined in the Notes) of the Company or any of the Subsidiaries (as defined in Section 3(a)) that the Company or any Subsidiary is prohibited from issuing, assuming or incurring under Section 4(n) or would be prohibited from issuing, assuming or incurring under Section 4(n) if the

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Additional Notes proposed to be issued on the Additional Closing Date were outstanding at the time of such issuance, assumption or incurrence; (vii) no Permitted Subordinated Indebtedness (as defined in Section 4(n)) that is outstanding on the applicable Additional Closing Date matures or otherwise requires or permits redemption or repayment on or prior to the Maturity Date (as defined in the Notes) of the Additional Notes proposed to be issued on the applicable Additional Closing Date; (viii) no capital stock of the Company or any Subsidiary is redeemable on or prior to the Maturity Date of the Additional Notes proposed to be issued on the applicable Additional Closing Date; and (ix) the Company shall have publicly disclosed (either on a Form 10-K, 10-Q or 8-K) its After-tax PV10 (as defined in the Notes) as of a date during the last forty-five (45) days of the fiscal quarter immediately preceding the Additional Closing. Any Additional Closing shall occur on the applicable Additional Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other time, date and place as the Company and the Buyers may collectively designate in writing.

            e. Form of Payment. On each of the Closing Dates, (i) each Buyer shall pay the applicable Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer on such Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld pursuant to Section 4(h), and (ii) the Company shall deliver to each Buyer, Notes (in the principal amounts as such Buyer shall request) (the "NOTE CERTIFICATES") representing such principal amount of the Notes that such Buyer is purchasing hereunder at such Closing, along with warrants representing the Warrants that such Buyer is purchasing hereunder at such Closing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

      Each Buyer represents and warrants, as of the date of this Agreement, the Initial Closing Date and each Additional Closing Date, with respect to only itself, that:

            a. Investment Purpose. Such Buyer (i) is acquiring the Notes and the Warrants purchased by such Buyer hereunder, (ii) upon any conversion of the Notes, will acquire the Conversion Shares then issuable, and (iii) upon any exercise of the Warrants will acquire the Warrant Shares issuable upon such exercise thereof (the Notes, the Conversion Shares, the Warrants and the Warrant Shares being collectively referred to herein as the "SECURITIES") for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

            c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon

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the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(l) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

            g. Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive

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legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k), or (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (x) a registration statement effective under the 1933 Act and in compliance with the rules regarding the delivery of the prospectus included therein, (y) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act, or (z) a transaction pursuant to Rule 144.

            h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms. The Security Agreement, the Account Control Agreements and each of the other agreements entered into and other documents executed by such Buyer in connection with the transactions contemplated hereby and thereby as of the Initial Closing or any Additional Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Initial Closing or such Additional Closing, as applicable, and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms.

            i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

            j. No Other Agreements. As of the Initial Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents (as defined in Section 3(b)).

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants, as of the date of this Agreement, the Initial Closing Date and each Additional Closing Date, to each of the Buyers, that:

            a. Organization and Qualification. Set forth in Schedule 3(a) is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. Each of the Company and its Active Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Active Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and its Active Subsidiaries taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company or any Active Subsidiary to perform its obligations under the Transaction Documents. Except as set forth in
Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. "LIEN" means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation (as defined in the Notes), or any financing lease having substantially the same economic effect as any of the foregoing). "SUBSIDIARY" means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest at the time of this Agreement or at any time hereafter. "ACTIVE SUBSIDIARY" means any Subsidiary other than an Inactive Subsidiary. "INACTIVE SUBSIDIARY" means any Subsidiary that does not have, and has not within the past 12 months prior to the date this representation is made had, any business or other activities or operations, employees, assets,

Indebtedness or other liabilities (subordinated, contingent or otherwise) or obligations (contractual or otherwise), provided that immediately upon any Inactive Subsidiary's becoming an Active Subsidiary (whether by engaging in any business or other activities or operations, coming into possession of any assets, incurring any Indebtedness or other liabilities or obligations, or otherwise), such Subsidiary shall for all purposes of this Agreement and the other Transaction Documents be treated as if it had just been formed as an Active Subsidiary. Each of the Company's Inactive Subsidiaries is designated as such on Schedule 3(a).

            b. Authorization; Enforcement; Validity. Each of the Company and the applicable Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in
Section 5), the Notes, the Warrants, the Security Agreement, the Account Control Agreements, the Guaranty, the Mortgages, the Pledge Agreement and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of up to $45,000,000 in principal amount of the Notes and the related Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, except as contemplated by Section 4(k) and except for authorization by the Company's Board of Directors for the issuance of in excess of $45,000,000 in principal amount of the Notes and the related Warrants contemplated by this Agreement. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and, to the extent applicable, its Subsidiaries and constitute the valid and binding obligations of each of the Company and its Active Subsidiaries that is a party thereto, enforceable against such parties in accordance with their terms. As of each of the Closings, the Transaction Documents dated after the date of this Agreement and on or prior to the date of such Closing shall have been duly executed and delivered by such parties and shall constitute the valid and binding obligations of each of the Company and its Subsidiaries that is a party thereto, enforceable against such parties in accordance with their terms.

            c. Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which as of the date of this Agreement 10,663,097 shares are issued and outstanding, 1,361,131 shares are reserved for issuance pursuant to the Company's stock option, restricted stock and stock purchase plans and 4,115,344 shares are issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, no par value, of which as of the date of this Agreement, none is issued or outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date this representation is made (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date this representation is made (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

            d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) free from all taxes and Liens with respect to the issuance thereof and (ii) entitled to the rights set forth in the Notes. At least 2,000,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon exercise of the Initial Warrants and in connection with any Additional Closing, the Company will have reserved at least 110% of the number of Warrant Shares issuable upon exercise of any Additional Warrants then issued. Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Buyers set forth in
Section 2(a), 2(b), 2(d), 2(i) and 2(j), the issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

            e. No Conflicts. The execution and delivery of the Transaction Documents by the Company and, if applicable, its Subsidiaries, the performance by such parties of their obligations thereunder and the consummation by such parties of the transactions contemplated thereby (including the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not
(i) result in a violation of the Articles of Incorporation or the Bylaws or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined in Section 3(s)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Active Subsidiaries is in violation of any term of its articles of incorporation (or other organizational charter) or is in material violation of any term of its bylaws (or partnership or operating agreement), as applicable. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under (or with the giving of notice or lapse of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violation or default could not reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and its Active Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except as could not reasonably be expected to have a Material Adverse Effect. Except for the filing of a proxy statement with the SEC as would be required if the Company seeks shareholder approval pursuant to the rules of the NASDAQ National Market for the issuance of an aggregate number of Warrant Shares and Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date, the filings and listings contemplated by the Registration Rights Agreement or described in
Section 4(b) and Section 4(g), and the filing of instruments to perfect security interests, none of the Company and its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement. To the Knowledge (as defined below) of the Company, there are no facts or circumstances that might give rise to any of the foregoing. The Company and its Active Subsidiaries are in material compliance with applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, "SARBANES-OXLEY"). The "KNOWLEDGE" of the Company means, unless otherwise specified, the actual knowledge of any "officer" (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of the principal financial officer of any Active Subsidiary.

            f. SEC Documents; Financial Statements. Since December 31, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC DOCUMENTS"). A complete and accurate list of the SEC Documents is set forth on Schedule 3(f). The Company has made available to the Buyers or their respective representatives true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934
Act) with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Company and its Subsidiaries, or any of their respective officers, directors or Affiliates (as defined in Section 4(j)) or, to the Company's Knowledge, any shareholder of the Company has made any other filing with the SEC, issued any press release or made any other public statement or communication on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyers, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. None of the Company, its Subsidiaries and their respective officers, directors, employees or agents has provided the Buyers with any material, nonpublic information. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act. The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company's most recently filed annual report on Form 10-K (the "AUDIT OPINION") is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm was otherwise qualified to render the Audit Opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents.

            g. Absence of Certain Changes. Except as disclosed in any SEC Documents which were filed with the SEC at least five (5) days prior to the date of this Agreement, since December 31, 2003, there has been no Material Adverse Effect. Neither the Company nor any of its Active Subsidiaries has taken any steps, and neither the Company nor any of its Active Subsidiaries currently expects to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that the creditors of the Company or any of its Active Subsidiaries intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Active Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby, will be Insolvent (as defined below). For purposes of this Section 3(g), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur, prior to the second anniversary of the date this representation is made, or believes that it will incur, prior to the second anniversary of the date this representation is made, debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed in Schedule 3(g), since December 31, 2003, the Company has not declared or paid any dividends or sold any assets outside of the ordinary course of business, individually or in the aggregate, in excess of $100,000. Except as disclosed in
Schedule 3(g), since December 31, 2003, the Company has not had any capital expenditures outside the ordinary course of its business or individually in excess of $1,000,000.

            h. Absence of Litigation. Except as set forth on Schedule 3(h) (i) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors in their capacities as such, other than any proceeding, inquiry or investigation arising in the ordinary course related to permits, approvals or licenses related to the Company's oil and gas exploration and production operations, (ii) during the past three (3) years there has been no material action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or its Subsidiaries' officers or directors in their capacities as such, other than any proceeding, inquiry or investigation arising in the ordinary course related to permits, approvals or licenses related to the Company's oil and gas exploration and production operations and (iii) to the Knowledge of the Company, none of the directors or officers of the Company has been involved in securities-related litigation during the past five years. None of the matters described in Schedule 3(h), regardless of their outcome, could reasonably be expected to have a Material Adverse Effect.

            i. Acknowledgment Regarding Buyer's Purchase of Notes and Warrants. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with the Transaction

Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(j), and except for the issuance of the Notes and Warrants contemplated by this Agreement, no material event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, credit worthiness, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least five (5) days prior to the date that this representation is made.

            k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions of the Principal Market or any other authority, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable shareholder provision of the Principal Market or any other authority.

            m. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that any obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

            n. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. Except as set forth in Schedule 3(n), no executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such executive officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not result, either individually or in the aggregate, in a Material Adverse Effect.

            o. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. None of the Company's and its Subsidiaries' trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date this representation is made. The Company has no Knowledge of any infringement by the Company or any of its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others. There is no claim, action or proceeding being made or brought against, or to the Company's Knowledge, being threatened against, the Company or any of its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses or trade secrets, or infringement of other intellectual property rights. The Company does not have any Knowledge of any facts or circumstances that could reasonably be expected to give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            p. Environmental Laws. Except as set forth in Schedule 3(p), and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (I) are in compliance with any and all Environmental Laws (as defined below), (II) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (III) are in compliance with all terms and conditions of any such permit, license or approval. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            q. Title. Except as set forth in Schedule 3(bb), neither the Company nor any of its Subsidiaries has any interest in real property or any oil, gas or other mineral drilling, exploration or development rights. The Company and its Subsidiaries have good and valid title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens except such as are described in Schedule 3(q). The Company and its Subsidiaries have good, marketable and indefeasible title in fee simple to all real property owned (rather than leased) by them (the "OWNED REAL PROPERTY") as set forth on Schedule 3(q), in each case free and clear of all Liens, other than Permitted Liens, except such as are described in Schedule 3(q).

            r. Insurance. The Company and each of its Active Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Active Subsidiaries are engaged. Neither the Company nor any such Active Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Active Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            s. Regulatory Permits. Except as set forth on Schedule 3(s) or as could not, individually or in the aggregate, reasonably be expected to have any of (i) a Material Adverse Effect, (ii) a Services Business Material Adverse Effect, (iii) a Property Material Adverse Effect, or (iv) a material adverse effect on the production, extraction, transportation or sale of oil, gas, minerals or other Hydrocarbons (as defined in the Mortgages) from any portion of the Real Property (as defined in Section 3(bb)) that is producing oil, gas, minerals and/or other Hydrocarbons at the time this representation is made, the Company and its Active Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made ("PERMITS"), and neither the Company nor any such Active Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. Without limiting the foregoing, except as set forth on Schedule 3(s), the Company and its Active Subsidiaries possess all Permits necessary to produce, extract, transport and sell the oil, gas and other minerals in that portion of Real Property that is producing oil, gas, minerals and/or other Hydrocarbons at the time this representation is made. Except as set forth in Schedule 3(s) or as could not reasonably be expected to have a Material Adverse Effect or a Property Material Adverse Effect, the Company and its Active Subsidiaries have no reason to believe that they will not be able to obtain necessary Permits as and when necessary to enable the Company to produce, extract, transport and sell the oil, gas, minerals and other Hydrocarbons in the Real Property. The Company is not in violation of any of the rules, regulations or requirements of The NASDAQ National Market (the "PRINCIPAL MARKET";

provided however, that, if after the date of this Agreement the Common Stock is listed on the New York Stock Exchange or both the NASDAQ National Market or the New York Stock Exchange, the "PRINCIPAL MARKET" shall mean the New York Stock Exchange or both the NASDAQ National Market and the New York Stock Exchange, as applicable) and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2002, (i) the Company's Common Stock has been listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. As used in this Agreement, "SERVICES BUSINESS MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Services Business, and "PROPERTY MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and its Active Subsidiaries, taken as a whole, with respect to any of the geographical areas described under the heading "major properties"(or otherwise described) in Item 2 (or a comparable section) of the Company's annual report on Form 10-K most recently filed by the Company prior to the date this representation is made, or any such geographical area that will be required to be described in the next annual report on Form 10-K to be filed by the Company after the date this representation is made.

            t. Internal Accounting Controls; Disclosure Controls and Procedures. The Company and each of its Active Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC is recorded, processed, summarized and reported accurately within the time periods specified in the SEC's rules and forms.

            u. Tax Status. The Company and each of its Active Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Active Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are
no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company's Knowledge, there is no basis for any such claim.

            v. Transactions With Affiliates. Except as set forth in Schedule 3(v) or for transactions in which the sole obligation of the Company or any of its Subsidiaries is the payment of cash in a maximum amount of $5,000 individually (for any single transaction) and $15,000 in the aggregate in any calendar year, no Related Party (as defined in Section 4(j)) of the Company or any of its Subsidiaries, nor any of their respective affiliates, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries (other than for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3(v), no Related Party of the Company or any of its Subsidiaries, or any of their respective affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

            w. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Articles of Incorporation or the laws of Colorado that is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company's issuance of the Securities and the Buyers' ownership of the Securities.

            x. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            y. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the Company's Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Active Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            z. No Other Agreements. As of the Initial Closing Date, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            aa. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance in connection with the Closings, rank senior to all other Indebtedness (as defined in the Notes) of the Company or any of its Subsidiaries (other than, at the Initial Closing, with respect to the repayment of the Indebtedness required to be repaid by Section 4(u), and provided, however, that such payments will be no less than pari passu with Indebtedness permitted under clauses (a)(IV), (a)(V), (a)(VI) (a)(VII),
(a)(VIII) and (A)(IX) of Section 4(n)) and, by virtue of their secured position, to all trade account payables of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(aa), (I) neither the Company nor any of its Subsidiaries has any outstanding Indebtedness or trade account payables, (II) there are no Liens on any of the assets of the Company and its Subsidiaries, and
(III) there are no financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets.

            bb. Real Property. Schedule 3(bb) (subject to the exclusions set forth therein) contains a complete and correct list of all the real property; facilities; and oil, gas and other mineral drilling, exploration and development rights, concessions, working interests and participation interests (including all Hydrocarbon Property (as defined in the Mortgages)) that (i) are leased or otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition and drilling agreement or (iii) the Company or any of its Subsidiaries has agreed (or has an option) to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, the "REAL PROPERTY").
Schedule 3(bb) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any owned or leased Real Property otherwise described on Schedule 3(bb) (the "REAL PROPERTY LEASES"). The lists of Real Property and Real Property Leases included in Schedule 3(bb) do not contain any material non-public information. Except as set forth in Schedule 3(bb), the Company is the legal and equitable owner of a leasehold interest in all of the Real Property that is producing oil, gas, minerals and/or other Hydrocarbons at the time this representation is made ("PRODUCING PROPERTY"), and possesses good, marketable and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of the Company and its Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. Except with respect to the Owned Real Property, the Company is the legal and equitable owner of a leasehold interest in all of the Real Property that is not Producing Property and, except as could not reasonably be expected, individually or in the aggregate, to have any of a Material Adverse Effect, a Property Material Adverse Effect or a Services Business Material Adverse Effect, possesses good, marketable and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of the Company and its Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. All of the Real Property Leases with respect to Producing Property are valid and in full force and effect and are enforceable against all parties thereto, (ii) neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and (iii) no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company's or any of its Subsidiaries' interest in and title to the Real Property subject to any of such Real Property Leases. Except as could not reasonably be expected, individually or in the aggregate, to have any of a Material Adverse Effect, a Property Material Adverse Effect or a Services Business Material Adverse Effect,
(i) all of the Real Property Leases with respect to all of the Real Property that is not Producing Property are valid and in full force and effect and are enforceable against all parties thereto, (ii) neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party thereto is in default under any of such Real Property Leases and (iii) no event has occurred which with the giving of notice or the passage of time or both could constitute a default by the Company or its Subsidiaries under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company's or any of its Subsidiaries' interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby. Except as set forth in Schedule 3(bb), all of the Real Property Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby (including the granting of leasehold mortgages). Except as could not reasonably be expected, individually or in the aggregate, to have either a Material Adverse Effect or a Property Material Adverse Effect, the Real Property are permitted for their present uses under applicable zoning laws, are permitted conforming structures and comply with all applicable building codes, ordinances and other similar legal requirements. Except as set forth on Schedule 3(bb), there are no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, or any portion or portions thereof. Except as set forth on Schedule 3(bb), to the Knowledge of the Company, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property that would interfere with the conduct of the Company's or any of its Subsidiaries' business as conducted at the time this representation is made. Except as set forth on Schedule 3(bb), there are no restrictions applicable to the Real Property that would interfere with the Company's or any of its Subsidiary's making an assignment or granting of a leasehold or other mortgage to the Buyers as contemplated by the Security Documents (as defined in the Notes), including any requirement under any Real Property Leases requiring the consent of, or notice to, any lessor of any such Real Property. None of the Real Property of the Company and its Subsidiaries located in the State of Kansas is currently producing any Hydrocarbons, and none of such Real Property has any material value as of the date hereof.

            cc. Joint Value Enhancement Agreement. The Joint Value Enhancement Agreement, dated December 3, 2003, among Infinity Oil & Gas of Wyoming, Inc. ("IOGW"), Schlumberger Technology Corporation and Red Oak Capital Management LP (the "JVEA") has been terminated and will be of no further force or effect as of and after February 6, 2005; provided, however, that (i) the obligation to make Deferred Payments (as such term is defined in the JVEA) under Article 5 of the JVEA in respect of each Bundle (as such term is defined in the JVEA) shall continue for the full period provided by Article 5.2 of the JVEA for that Bundle, and (ii) the confidentiality provisions of Article 10 of the JVEA shall continue for a period of eighteen (18) months following the termination of the JVEA.

      4.    COVENANTS.

            a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

            c. Reporting Status. Until the latest of (i) the date that is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), (ii) the date on which no Notes or Warrants remain outstanding, and (iii) the date that is the last day of the Additional
Note Issuance Period (the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Warrants first (i) to pay expenses and commissions related to the sale of the Notes and Warrants, (ii) to repay all outstanding borrowings (including principal thereof and accrued but unpaid interest and fees thereon) of Consolidated Oil Well Services, Inc. (a Subsidiary of the Company) ("CONSOLIDATED"), under Consolidated's term loan and lines of credit (collectively, the "LASALLE FACILITY") with LaSalle Bank, N.A. ("LASALLE"), such repayment to be made as of the Initial Closing, (iii) to repay all outstanding borrowings (including principal thereof and accrued but unpaid interest and fees thereon) of Infinity Oil & Gas of Wyoming, Inc. (a Subsidiary of the Company) ("INFINITY-WYOMING"), under Infinity-Wyoming's credit facility (the "U.S. BANK FACILITY") with U.S. Bank National Association ("U.S. Bank"), such repayment to be made as of the Initial Closing, and (iv) to pay the redemption price of any of the Company's 8% Subordinated Convertible Notes due 2006 (the "8% NOTES") redeemed by the Company as required by Section 4(q), in each case as more specifically described and in the amounts indicated in Schedule 4(d). Except as provided in Section 4(r) and 4(u), the Company will use the remainder of such proceeds to fund its oil and gas exploration and development operating activities (and not for the redemption or repayment of any Indebtedness).

            e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within one (1) day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

            f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock issuable upon exercise of all outstanding Warrants.

            g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's listing on the NASDAQ National Market or the New York Stock Exchange. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(g).

            h. Expenses. Subject to Section 9(k) below, at each Closing, the Company shall pay each of the Buyers a non-accountable reimbursement amount equal to such Buyer's Reimbursement Allocation Percentage, as set forth opposite such Buyer's name on the Schedule of Buyers (which for all Buyers shall total 1.5%), multiplied by the original principal amount of Notes purchased by all the Buyers at such Closing to cover due diligence, negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby (less at the Initial Closing, in the case of HFTP Investment L.L.C., a Buyer ("HFTP"), the $25,000 previously paid to HFTP as a reimbursement). The amount payable to each Buyer pursuant to the preceding sentence at each Closing shall be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at such Closing.

            i. Disclosure of Transactions and Other Material Information. Contemporaneous with or prior to the earlier of (i) the Company's first public announcement of the transactions contemplated hereby and (ii) 8:00 a.m. (New York City time) on the second (2nd) Business Day following the Initial Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement (including the schedules hereto, other than the lists of Real Property and Real Property Leases included in Schedule 3(bb)), the Form of Initial Note, the Form of Additional Note, the Registration Rights Agreement, the Form of Warrant, the Form of Security Agreement, the Form of Guaranty and the Form of Mortgage, in the form required by the 1934 Act (the "ANNOUNCING FORM 8-K"). Unless required by law or a rule of the Principal Market, the Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Initial Closing. No later than 8:00 a.m. (New York City time) on the first (1st) Business Day following each Additional Sale Election Notice Date and each Additional Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions proposed or consummated in connection with such Additional Sale Election Notice Date or Additional Closing Date. From and after the filing of the Announcing Form 8-K with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure twenty-four (24) hours after notifying the Company in writing of its intention to do so, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            j. Transactions With Affiliates. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders (other than any holder of less than 5% of the outstanding Common Stock), or affiliates of the Company or any of its Subsidiaries, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, or (b) any transaction, contract, agreement, instrument, commitment, understanding or other arrangement on an arms-length basis that is on terms no less favorable than terms that would have been obtainable from a person other than such Related Party and that is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such transaction, contract, agreement, instrument, commitment, understanding or other arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% equity interest in that person or entity,
(ii) has a common ownership with that person or entity, (iii) controls that person or entity, (iv) is controlled by that person or entity or (v) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            k. Shareholder Approval. In the event that the Company solicits approval by the Company's shareholders of the Company's issuance of all of the Conversion Shares and Warrant Shares, as set forth in this Agreement, the Notes and the Warrants, in accordance with the rules and regulations of the Principal Market (such approval being referred to herein as "SHAREHOLDER APPROVAL"), each Buyer and a counsel of its choice shall be entitled to review, prior to filing with the SEC, the proxy statement to be provided by the Company to its shareholders in connection with soliciting Shareholder Approval, which proxy statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            l. Corporate Existence; Real Property Leases. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes or Warrants are outstanding, the Company shall maintain its corporate existence and shall not sell all or substantially all of the assets of the Company's assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company's assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the NASDAQ National Market or the New York Stock Exchange. From the date of this Agreement until the end of the Additional Note Issuance Period and for so long as any Notes or Warrants are outstanding, the Company shall, and shall cause each of its Subsidiaries to, refrain from violating, breaching or defaulting under in any respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Real Property Lease to which the Company or any of its Subsidiaries is a party, except to the extent such violation, breach or default, action or in-action could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            m. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of

Section 2(f) in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            n. Priority of Notes. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (a) issue, assume or incur any Indebtedness (as defined in the Notes), except for
(I) Indebtedness under the Notes, (II) Indebtedness (A) the holders of which agree in writing to be subordinate to the Notes on terms and conditions acceptable to the Buyers, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the Maturity Date of any Notes then outstanding, and (C) which is not secured by any of the assets of the Company or any of its Subsidiaries ("PERMITTED SUBORDINATED INDEBTEDNESS"), (III) Indebtedness solely between the Company and/or one of its domestic Active Subsidiaries on the one hand, and the Company and/or one of its domestic Active Subsidiaries on the other, provided that in each case a majority of the equity of any such domestic Active Subsidiary is directly or indirectly owned by the Company, such domestic Active Subsidiary is controlled by the Company and such domestic Active Subsidiary is a party to the Guaranty Agreement and the Security Agreement, (IV) surety bonds, bids, performance bonds, and similar obligations (exclusive of obligations for the payment of borrowed money) obtained by the Company and its Subsidiaries in the ordinary course of business for the purpose of satisfying federal, state and/or local legal requirements for owning and operating their oil and gas properties or for operating the Services Business (as defined in Section 4(s)), (V) Capital Lease Obligations incurred in connection with acquiring equipment for the Company's oil and gas exploration and production business in amounts not exceeding individually, the fair market value of the equipment subject to such Capital Lease Obligations and in an aggregate outstanding amount not exceeding 7.5% of After-tax PV10 (as defined in the Notes) at any one time, (VI) reimbursement obligations in respect of letters of credit issued by one or more financial institutions for the account of the Company or any of its Active Subsidiaries in connection with the Company's establishment and maintenance of a Hedged (as defined in Section 4(t)) position with respect to, at any time, a maximum of 2/3 of the Company's estimate of its oil and gas production for the succeeding 12 calendar months on a rolling 12-calendar month basis, (VII) reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Active Subsidiaries for the purpose of securing performance obligations of the Company or its Active Subsidiaries incurred in the ordinary course of business (and not issued in connection with the Company's establishment and maintenance of a Hedged position) so long as the aggregate face amount of all such letters of credit does not exceed $1,000,000 at any one time, (VIII) Indebtedness under that certain unsecured promissory note, dated January 27, 2003, in the name of Dobber Aviation, L.L.C., in a principal amount not exceeding $2,500,000 (less any payments of principal thereon or other reductions to principal made from time to time with respect thereto), and (IX) that certain unsecured obligation of the Company to Premium Assignment Corporation existing as of the date of this Agreement in an amount not to exceed $159,623.86 (less any payments of such obligation or other reductions to such obligation made from time to time with respect thereto); (b) issue, incur, assure or extend the term of any Indebtedness in a principal amount in excess of $2,000,000 where the proceeds of such Indebtedness are to be used to develop, or in connection with the development, of assets located outside the United States in which the holders of the Notes do not have a valid perfected, first priority security interest; (c) issue any capital stock of the Company or any Subsidiary redeemable prior to or on the Maturity Date of any Notes then outstanding; (d) directly or indirectly, create, assume or suffer to exist any Lien, other than a Permitted Lien, on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries or (e) except as required or expressly permitted by
Section 4(d), 4(q), 4(r) or 4(u), redeem, or otherwise repay in cash any principal of any Indebtedness (other than Indebtedness under the Notes and Indebtedness permitted by clauses (a)(III), (a)(IV), (a)(V), (a)(VI), (a)(VII),
(a)(VIII) and (a)(IX) of this Section 4(n)). The provisions of this Section 4(n) are in furtherance of Section 12 of the Notes, and in no way limit the other restrictions on or obligations of the Company pursuant to Section 12 of the Notes or otherwise.

            o. Restriction on Loans; Investments; Subsidiary Equity. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the Notes have a valid, perfected first priority security interest, make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety
(90) days or less), purchasing any note, bond (excluding surety and similar bonds obtained by the Company and its Subsidiaries in the ordinary course of their business to the extent permitted by clause (a)(IV) of Section 4(n)), debenture or similar instrument, entering into any letter of credit (except as permitted by clause (a)(VI) or (a)(VII) of Section 4(n)), guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity (provided, however that the Company and its domestic Active Subsidiaries may make loans to each other to the extent the incurrence of the Indebtedness represented by such loans would not be prohibited by Section 4(n)), (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests (collectively, "INTERESTS") in which the Buyers are not provided with a valid, perfected first priority security interest in such Interests on or prior to the date that is the earliest of (I) the tenth Business Day of the subsequent calendar quarter, (II) ten (10) Business Days after the date on which the aggregate acquisition price of such investments, participations, leases, purchases or acquisitions exceeds $1,000,000 during a calendar quarter and (III) concurrently with any investment, participation, lease, purchase or acquisition that has an acquisition price that individually exceeds $1,000,000, or (iii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company. "PERMITTED INVESTMENTS" means any investment in (A) direct obligations of the United States, or obligations guaranteed by the United States, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause
(B) above, in each case which mature and become payable within 90 days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within 90 days of the investment by the Company or any Subsidiary, or
(E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Secured Party (as defined in the Security Agreement).

            p. Restriction on Purchases or Payments. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; provided however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by a domestic Active Subsidiary, provided that a majority of the equity of such domestic Active Subsidiary is directly or indirectly owned by the Company, such domestic Active Subsidiary is controlled by the Company and such domestic Active Subsidiary is a party to the Guaranty Agreement and the Security Agreement, or
(ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company's capital stock or the capital stock of any of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement and set forth on
Schedule 3(c).

            q. Redemption of 8% Subordinated Convertible Notes. As soon as possible after the Initial Closing, and in any event within five (5) Business Days thereafter, the Company shall mail or cause to be mailed a notice of redemption of the 8% Notes in accordance with Section 3.02 of the Indenture for the 8% Notes, dated as of December 21, 2001, between the Company and Wilmington Trust Company, as trustee (the "8% INDENTURE"), to effect an optional redemption of the 8% Notes pursuant to Section 3.05 of the 8% Indenture (such notice of redemption to be mailed to the holders of the 8% Notes at least 30 days but not more than 60 days before the redemption date), and shall redeem the 8% Notes in accordance with Article III of the Indenture, subject to the right of the holders of the 8% Notes to convert the 8% Notes into shares of Common Stock pursuant to Article 8 of the 8% Indenture.

            r. Redemption of 7% Subordinated Convertible Notes. In the event that, the Weighted Average Price (as defined in the Notes) of the Common Stock exceeds $11.50 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions after the date of this Agreement) on any five (5) Trading Days (as defined in the Notes) during any period of 10 consecutive Trading Days while any of the Notes are outstanding, the Company shall, as soon as possible after such fifth (5th) Trading Day and in any event within five (5) Business Days thereafter, mail or cause to be mailed a notice of redemption of the Company's 7% Subordinated Convertible Notes due 2007 (the "7% NOTES") in accordance with Section 3.02 of the Indenture for the 7% Notes, dated as of April 22, 2002, between the Company and Wilmington Trust Company, as trustee (the "7% INDENTURE"), to effect an optional redemption of the 7% Notes pursuant to Section 3.05 of the 7% Indenture (such notice of redemption to be mailed to the holders of the 7% Notes at least 30 days but not more than 60 days before the redemption date), and shall redeem the 7% Notes in accordance with Article III of the 7% Indenture, subject to the right of the holders of the 7% Notes to convert the 7% Notes into shares of Common Stock pursuant to Article 8 of the 7% Indenture. Except as provided in the immediately preceding sentence, from the date of this Agreement until the earlier of the first date following the Initial Closing Date on which no Notes are outstanding and April 15, 2007, the Company shall not redeem, or otherwise repay in cash the principal of, the 7% Notes; provided, however, that the Company may redeem, or otherwise repay in cash the principal of, the 7% Notes using proceeds solely from the Company's issuance or incurrence of Permitted Subordinated Indebtedness and the Company may redeem, or otherwise prepay the principal of, the 7% Notes using nonredeemable capital stock of the Company.

            s. Sale of Oil and Gas Well Services Operations. In the event that, while any of the Notes are outstanding, the Company sells all or any portion of its oil and gas well services operations (as described in the Company's annual report on Form 10-K for the year ended December 31, 2003) (the "SERVICES BUSINESS"), through the sale of any assets of such Services Business (other than assets sold in the ordinary course of business in one or more good faith, arms-length transactions to Persons that are not Related Parties where (I) the aggregate value of all assets sold in such transactions is less than $300,000 in any 365-day period and the holders of the Notes receive a valid, perfected first priority security interest in the proceeds of such sales, or (II) the proceeds of such sales are used solely for capital expenditures on assets for the Services Business and the holders of the Notes receive a valid, perfected first priority security interest in such assets), sale of any stock of Consolidated or any other transaction, the Company shall promptly use any proceeds received from such sale(s) by the Company or any of its Subsidiaries to redeem Principal (as defined in the Notes) of the outstanding Notes, in accordance with the terms of the Notes. In such case, the Company shall first redeem Principal of outstanding Notes of the Series (as defined in the Notes) then having the latest Fixed Maturity Date (as defined in the Notes) and then each Series having the next latest Fixed Maturity Date, until all of such proceeds have been used.

            t. Hedging Requirement. As of each date (a "DETERMINATION DATE") that is the end of a quarterly or annual period covered by a quarterly report on Form 10-Q or annual report on Form 10-K (as the case may be) filed, or required to be filed, by the Company with the SEC from the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, at least 20% of the Company's estimate of its oil and gas production for the 12-month period commencing immediately after such Determination Date shall be protected from price fluctuations using derivatives, fixed price agreements and/or volumetric production payments ("HEDGED"). Within one (1) Business Day after the filing of the quarterly report on Form 10-Q or annual report on Form 10-K covering the quarterly or annual period ended on such Determination Date, the Company shall deliver to each Buyer a certificate as to the Company's compliance with the foregoing, which certificate shall not contain any material nonpublic information. The Company's obligation to hedge against price fluctuations as set forth in this Section 3(t), the amount and nature of such Hedged position and a statement as to the Company's compliance with this requirement shall be disclosed in the quarterly report on Form 10-Q or annual report on Form 10-K ended on such Determination Date, as filed with the SEC.

            u. Repayment of Certain Indebtedness. As soon as practicable after the Initial Closing and in any event within thirty (30) Business Days thereafter, the Company shall (i) repay all of the borrowings with respect to the properties and vehicles listed on Schedule 4(u), in each case in the amounts set forth thereon, and (ii) provide the Buyers valid perfected, first priority security interests in such properties and vehicles (except, with respect to vehicles, to the extent not required pursuant to the terms of the Security Agreement) and all Owned Real Property not otherwise described on Schedule 4(u).

            v. Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes or Warrants are outstanding, the Company shall not in any manner issue or sell any Options (as defined below) or Convertible Securities (as defined below) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock, provided however, that the Company may temporarily adjust the conversion price of the 7% Notes that are outstanding on the date of this Agreement, to a lower fixed conversion price for a period of not more than (30) thirty days in any 365-day period. For purposes of this Agreement, "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock and "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

            w. Security Covenants. With respect to any Production Proceeds (as defined in the Mortgages) received by Company or any of its Subsidiaries which constitute (i) payment of oil or gas proceeds received on account of, or for the benefit of, any third-party owner of oil or gas interests or (ii) taxes, charges, costs and expenses that are required to be paid on account of such Production Proceeds on account of, or for the benefit of, any third-party owner of oil or gas interests (the items in clauses (i) and (ii), the "THIRD-PARTY PRODUCTION PROCEEDS"), the Company shall, and shall cause its Subsidiaries to, segregate that portion of Production Proceeds received on any day constituting Third-Party Production Proceeds into a segregated Deposit Account (as defined in the Security Agreement) covered by an Account Control Agreement (as defined in the Security Agreement) which only has Third-Party Production Proceeds on deposit therein at any time. Company shall, and shall cause its Subsidiaries to, deposit all Production Proceeds not constituting Third-Party Production Proceeds into a Deposit Account of the Company or one of its Subsidiaries which does not contain Third-Party Production Proceeds or any other Production Proceeds that are subject to an ownership interest or other claim by any third-party. The Company shall provide written notice to the holders of the Notes as to which Deposit Account is segregated for Third-Party Production Proceeds, and shall not change the Deposit Account segregated for Third-Party Production Proceeds without prior written consent of the holders of the Notes. Notwithstanding anything else to the contrary contained in this Agreement or any Transaction Document, Company shall, and shall cause its Active Subsidiaries to, enter into Mortgages covering all Real Property located in the State of Kansas within thirty (30) days of the Initial Closing and, in connection therewith, shall simultaneously deliver to the Buyers an opinion from Kansas counsel acceptable to the Buyers with respect to (i) the creation and perfection of the security interests purported to be created by such Mortgages, (ii) the compliance of such Mortgages with applicable laws, (iii) taxes, fees or other charges required under applicable laws in connection with the filing of such Mortgages, and (iv) such other opinions with respect to the Mortgages as reasonably requested by the Buyers, in each case in form and substance substantially similar to the opinions received by the Buyers in connection with the Mortgages filed in connection with the Initial Closing. The Company shall, and shall cause its Subsidiaries to, engage in the businesses conducted by such Persons as of the date hereof (and businesses related or complimentary thereto) and preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business, including receiving, collecting and enforcing their rights to receive payment of Production Proceeds, enforcing liens and security interests in respect thereof and protecting their interests in and to all Production Proceeds. Immediately upon creation of any Active Subsidiary or any Inactive Subsidiary's becoming an Active Subsidiary, the Company shall immediately pledge or cause to be pledged to the Buyers the stock of such new Active Subsidiary in accordance with the terms of the Pledge Agreement, and cause such Active Subsidiary to enter into the Guaranty and the Security Agreement and such other Security Documents as necessary to grant to the Buyers a security interest in, and lien on, substantially all of the assets of such new Active Subsidiary, and comply with the terms thereof.

            x. North Sand Wash Leases. Notwithstanding anything to the contrary contained in the Mortgages, IOGW shall be permitted to sell, free and clear of any Liens in favor of the Buyers, all of its interests in and to the Real Property Leases with respect to the Real Property located in the North Sand Wash area that are subject to the letter of intent between IOGW and Contex Energy Corporation dated December 14, 2004 (as previously disclosed to the Buyers), and set forth on Exhibit A thereto, if, and only if, all of the following conditions are satisfied: (i) such sale is consummated and IOGW receives the sale proceeds thereof within four (4) months of the Initial Closing Date, (ii) no Event of Default or Triggering Event, and no occurrence that, with the giving of notice or passage of time would constitute an Event of Default or Triggering Event, has occurred and is continuing at the time of such sale, (iii) such sale is to a third party not affiliated with Company or any of its Subsidiaries, (iv) such Real Property Leases do not cover an area of over 20,000 acres in the aggregate, and (v) such Real Property Leases are sold for no less than $10.00 per net mineral acre.

      5.    TRANSFER AGENT INSTRUCTIONS.

            The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit J (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            a. Initial Closing Date. The obligation of the Company to issue and sell the Initial Notes and the Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 4(h)) for the Initial Notes and the Initial Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

            b. Additional Closing Date. The obligation of the Company to issue and sell the Additional Notes and Additional Warrants to each Buyer at any Additional Closing is subject to the satisfaction, at or before the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 4(h)) for the Additional Notes and Additional Warrants being purchased by such Buyer at such Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (ii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Additional Closing Date.

      7.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Notes and the Initial Warrants from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents to which it is a party (other than any Additional Notes and Additional Warrants) and delivered the same to such Buyer.

                  (ii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of a date as close to the Initial Closing Date as practicable of the representations contained in Sections 3(c) and 3(bb) above.

                  (iii) Such Buyer shall have received (A) the opinion of Davis Graham & Stubbs, LLP, dated as of the Initial Closing Date, which opinion will address, among other things, laws of the State of Colorado applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit K attached hereto, and (B) the opinions of Davis Graham & Stubbs, LLP, Kluin & Bolt, LLC, and Tate, Gowan and Wilson, each dated as of the Initial Closing Date, which opinions will collectively address, among other things, certain laws of the States of Wyoming, Kansas and Texas applicable to the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit L attached hereto.

                  (iv) The Company shall have executed and delivered to such Buyer the Note Certificates and the Initial Warrants (in such denominations as such Buyer shall request) for the Initial Notes and the Initial Warrants being purchased by such Buyer at the Initial Closing.

                  (v) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                  (vi) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Notes and the exercise of the Initial Warrants, at least 5,000,000 shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date of this Agreement).

                  (vii) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

                  (viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Initial Closing Date.

                  (ix) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Initial Closing Date, certifying as to
(A) the Resolutions, (B) the Articles of Incorporation, certified as of a date within ten (10) days of the Initial Closing Date, by the Secretary of State of the State of Colorado, and (C) the Bylaws, each as in effect at the Initial Closing.

                  (x) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  (xi) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Initial Closing Date.

                  (xii) The Company and its Subsidiaries shall have delivered to such Buyer evidence, satisfactory to such Buyer, of the repayment of all borrowings (including all principal thereof and interest and fees thereon) under the LaSalle Facility and the U.S. Bank Facility, and undertakings and authorizations in a form acceptable to such Buyer concerning all UCC-3 termination statements and other notices, certificates, instruments, documents and other papers, filings and actions necessary or desirable to terminate and release all security interests of LaSalle and U.S. Bank in the Collateral.

                  (xiii) The Company and its Subsidiaries shall have delivered and pledged to such Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company and its Subsidiaries, in such form and substance as such Buyer may request.

                  (xiv) The Company and its Subsidiaries shall have given, executed, delivered, filed and/or recorded any financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of such Buyer) to create, preserve, perfect or validate the security interest granted to such Buyer pursuant to the Security Agreement and to enable such Buyer to exercise and enforce its rights with respect to such security interest.

                  (xv) The Company shall not have made any public announcement regarding the transactions contemplated by the Agreement prior to the Initial Closing.

                  (xvi) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

            b. Additional Closing Date. The obligation of each Buyer hereunder to purchase Additional Notes and Additional Warrants from the Company at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Initial Closing shall have occurred.

                  (ii) The Company shall have complied with the requirements of
Section 1(b) (including the Additional Note Issuance Amount Limitations) and all of the Additional Sale Notice Election Conditions set forth in Section 1(d) shall have been satisfied as of such Additional Closing Date.

                  (iii) The representations and warranties of the Company (including any exceptions thereto contained in the schedules hereto) shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), provided that such representations shall be true and correct as of such Additional Closing Date giving effect to the updates required by the last sentence of this paragraph (iii) so long as there is nothing disclosed in any such updates that could, individually or in the aggregate, have a Material Adverse Effect as determined by such Buyer, in good faith, in its sole discretion, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of such Additional Closing Date of the representations and related schedule contained in Section 3(c) above and an update of Schedules 3(a), 3(f), 3(g), 3(h), 3(n), 3(q), 3(s), 3(v), 3(aa) and 3(bb) hereto.

                  (iv) Such Buyer shall have received (A) the opinion of Davis Graham & Stubbs, LLP (or such other law firm as is reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Additional Notes on such Additional Closing Date), dated as of such Additional Closing Date, which opinion will address, among other things, laws of the State of Colorado applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit K attached hereto and (B) the opinions of Davis Graham & Stubbs, LLP, Kluin & Bolt, LLC, and Tate, Gowan and Wilson (or such other law firms as are reasonably acceptable to the Buyers being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Additional Notes on such Additional Closing Date), each dated as of such Additional Closing Date, which opinions will collectively address, among other things, certain laws of the States of Kansas, Wyoming and Texas (and any other states in which the Company has properties or assets as of such Additional Closing Date) applicable to the security interests provided pursuant to the Security Agreement, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit L attached hereto.

                  (v) The Company shall have executed and delivered to such Buyer the Note Certificates and the Additional Warrants (in such denominations as such Buyer shall request) for the Additional Notes and Additional Warrants being purchased by such Buyer at such Additional Closing.

                  (vi) The Board of Directors of the Company shall have adopted, and not rescinded or otherwise amended or modified resolutions consistent with
Section 3(b) above and in a form reasonably acceptable to such Buyer with respect to the issuance at such Additional Closing Date of the Additional Notes and Additional Warrants being purchased by the Buyers at such Additional Closing Date.

                  (vii) As of such Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, at least the number of shares of Common Stock equal to 100% of the sum of (A) the aggregate number of shares issuable as of such Additional Closing Date upon exercise of all Warrants outstanding immediately prior thereto, and (B) the aggregate number of shares that may be acquired as of such Additional Closing Date upon exercise of all Additional Warrants issued and sold to all of the Buyers thereat.

                  (viii) The Irrevocable Transfer Agent Instructions shall remain in effect as of such Additional Closing Date and the Company shall have caused the Transfer Agent to deliver a letter to the Buyers to that effect.

                  (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state of incorporation or organization as of a date within ten (10) days of such Additional Closing Date.

                  (x) The Company shall have delivered to such Buyer a secretary's certificate, dated as of such Additional Closing Date, certifying as to (A) the Resolutions, (B) the Articles of Incorporation, certified as of a date within ten (10) days of such Additional Closing Date, by the Secretary of State of the State of Colorado and (C) the Bylaws, each as in effect at such Additional Closing.

                  (xi) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  (xii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of such Additional Closing Date.

                  (xiii) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

      8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee's owners, investors or affiliates), (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such

Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

      9.    GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Parties acknowledge that each of the Buyers has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers that purchased at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes on the Initial Closing Date, or if prior to the Initial Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes. Any such amendment shall bind all holders of the Notes and the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

            f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

                Infinity, Inc.
                1401 West Main Street, Suite C
                Chanute, Kansas 66720
                Telephone: 620-431-6200
                Facsimile: 620-431-6262
                Attention: Chief Executive Officer

      and

                Infinity, Inc.
                950 17th Street
                Suite 800
                Denver, Colorado 80202
                Telephone: 720-932-7800
                Facsimile: 720-932-5409
                Attention: Senior Vice President

      With a copy to:

                Davis Graham & Stubbs, LLP
                1550 Seventeenth Street, Suite 500
                Denver, Colorado 80202
                Telephone: 303-892-9400
                Facsimile: 303-893-1379
                Attention: Deborah Friedman, Esq.

      If to the Transfer Agent:

                Computershare Investor Services
                350 Indiana Street
                Suite 800
                Golden, Colorado, 80401
                Telephone: 303-262-0714
                Facsimile: 303-262-0700
                Attention: Kathy Kinard

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Notes) with respect to which the Company is in compliance with Section 4(l) of this Agreement, Section 4 of the Notes and Section 9 of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 9(k)(i), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. Termination.

                  (i) In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k)(i), the Company shall be obligated to pay each of the Buyers (so long as such Buyer is not a breaching party) its expense and commitment allowance as set forth in Section 4(h) as if such Buyer had purchased the principal amount of Notes set forth opposite its name on the Schedule of Buyers.

                  (ii) In the event that an Additional Closing shall not have occurred with respect to a Buyer on or before the eighth (8th) Business Day following an Additional Sale Election Notice Date due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(b) and 7(b) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate the obligations with respect to such Additional Closing at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement); provided, however, that if a party's obligations with respect to such Additional Closing are terminated pursuant to this Section 9(k)(ii), the Company shall be obligated to reimburse the nonbreaching Buyers and their affiliates for their expenses (including attorneys' fees and expenses) associated with such Additional Closing.

            l. Placement Agent. The Company acknowledges that it has engaged C.K. Cooper & Company as placement agent in connection with the sale of the Notes and the related Warrants, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

            m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such holders have been granted at any time under any other agreement or contract and all of the rights that such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            o. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement, the Notes or Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            p. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement the Notes or the Warrants, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

            q. Interpretative Matters. Unless the context otherwise requires,
(a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word "including" in this Agreement shall be by way of example rather than limitation.

                                   * * * * * *

           IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                 BUYERS:

INFINITY, INC.                           HFTP INVESTMENT L.L.C.
                                         By: Promethean Asset Management L.L.C.
                                             Its: Investment Manager
By: /s/ James A. Tuell
    --------------------------------
     Name: James A. Tuell
     Title: Senior Vice President
                                         By: /s/ Robert J. Brantman
                                             -----------------------------------
                                             Name: Robert J. Brantman
                                             Title: Partner and Authorized
                                                    Signatory

                                         AG DOMESTIC CONVERTIBLES, L.P
                                         By: Angelo, Gordon & Co., L.P.
                                             Managing Member of the General
                                             Partner

                                         By: /s/ Joseph R. Wekselblatt
                                             -----------------------------------
                                             Name:  Joseph R. Wekselblatt
                                             Title: Authorized Person

                                         AG OFFSHORE CONVERTIBLES, LTD.
                                         By: Angelo, Gordon & Co., L.P. Director

                                         By: /s/ Joseph R. Wekselblatt
                                             -----------------------------------
                                             Name:  Joseph R. Wekselblatt
                                             Title: Authorized Person

                               SCHEDULE OF BUYERS

                                                                                    REIMBURSEMENT         INVESTOR'S LEGAL
                         BUYER ADDRESS             PRINCIPAL AMOUNT OF  ALLOCATION   ALLOCATION           REPRESENTATIVE'S
 BUYER'S NAME         AND FACSIMILE NUMBER           INITIAL NOTES      PERCENTAGE   PERCENTAGE     ADDRESS AND FACSIMILE NUMBER
---------------   ----------------------------    --------------------  ----------  -------------   --------------------------------
HFTP Investment   c/o Promethean Asset Management     $15,000,000           50%         1.17%       Katten Muchin Zavis Rosenman
L.L.C.            L.L.C.                                                                            525 W. Monroe Street Chicago,
                  750 Lexington Avenue                                                              Illinois 60661-3693
                  22nd Floor                                                                        Attention: Mark D. Wood, Esq.
                  New York, New York 10022                                                          Telephone: (312) 902-5200
                  Attention: Robert J.                                                              Facsimile: (312) 902-1061
                  Brantman
                  Telephone: (212) 702-5200
                  Facsimile: (212) 758-9620
                  Residence: Delaware

AG Domestic       c/o Angelo, Gordon & Co.            $ 5,000,000        16.67%         0.11%       Paul, Weiss, Rifkind, Wharton
Convertibles,     245 Park Avenue                                                                   & Garrison LLP 1285 Avenue of
L.P               New York, New York 10167                                                          the Americas
                  Attention:  Gary I. Wolf                                                          New York, New York 10019-6064
                  Telephone: (212) 692-2058                                                         Attention: Douglas A. Cifu, Esq.
                  Facsimile:  (212) 867-6449                                                        Telephone: (212) 373-3000
                  Residence:  Delaware                                                              Facsimile: (212)  759-3990

AG Offshore       c/o Angelo, Gordon & Co.            $10,000,000        33.33%         0.22%       Paul, Weiss, Rifkind,
Convertibles,     245 Park Avenue                                                                   Wharton & Garrison LLP 1285
Ltd.              New York, New York 10167                                                          Avenue of the Americas New York,
                  Attention: Gary I. Wolf                                                           New York 10019-6064
                  Telephone: (212) 692-2058                                                         Attention: Douglas A. Cifu, Esq.
                  Facsimile: (212) 867-6449                                                         Telephone: (212) 373-3000
                  Residence: British Virgin                                                         Facsimile: (212)  759-3990
                  Islands

                                    SCHEDULES

Schedule 3(a)    Subsidiaries
Schedule 3(c)    Capitalization
Schedule 3(f)    SEC Documents
Schedule 3(g)    Absence of Certain Changes
Schedule 3(h)    Litigation
Schedule 3(j)    Undisclosed Liabilities
Schedule 3(n)    Employee Relations
Schedule 3(p)    Environmental Laws
Schedule 3(q)    Title
Schedule 3(s)    Regulatory Permits
Schedule 3(v)    Transactions with Affiliates
Schedule 3(aa)   Outstanding Indebtedness; Liens
Schedule 3(bb)   Real Property, Leases
Schedule 4(d)    Use of Proceeds
Schedule 4(u)    Repayment of Certain Indebtedness

                                    EXHIBITS

Exhibit A        Form of Initial Note
Exhibit B        Form of Additional Note
Exhibit C        Form of Warrant
Exhibit D        Form of Registration Rights Agreement
Exhibit E        Form of Security Agreement
Exhibit F        Forms of Account Control Agreement
Exhibit G        Form of Guaranty
Exhibit H        Form of Pledge Agreement
Exhibit I        Form of Mortgage
Exhibit J        Form of Irrevocable Transfer Agent Instructions
Exhibit K        Form of Company Counsel Opinion
Exhibit L        Form of Company Regulatory Counsel Opinion

                                    SCHEDULES

                          Dated as of January 13, 2005

These Schedules are the Schedules referred to in the Securities Purchase Agreement, dated as of January 13, 2005 by and among Infinity, Inc., a Colorado corporation (the "COMPANY"), and HFTP Investment L.L.C., a Delaware limited liability company; AG Domestic Convertibles, L.P., a Delaware limited partnership; and AG Offshore Convertibles, Ltd., a British Virgin Islands corporation (the "PURCHASE AGREEMENT").

                                  INTRODUCTION

Capitalized terms and others used in these Schedules and not otherwise defined herein are used as defined in the Purchase Agreement.

These Schedules are qualified in their entirety by reference to specific provisions of the Purchase Agreement and are not intended to constitute, and shall not be construed as constituting, any representation or warranty of the Company except as and to the extent expressly provided in the Purchase Agreement.

                                  SCHEDULE 3(a)
                          ORGANIZATION, QUALIFICATIONS

  NAME OF WHOLLY-OWNED SUBSIDIARY               STATE OF ORGANIZATION
Infinity Oil and Gas of Texas, Inc.             Delaware
Infinity Oil & Gas of Wyoming, Inc.             Wyoming
Consolidated Oil Well Services, Inc.            Kansas
CIS-Oklahoma, Inc.                              Kansas
Infinity Oil & Gas of Kansas, Inc.              Kansas
Consolidated Pipeline, Inc.                     Texas--Inactive
CIS Oil and Gas, Inc.                           Kansas--Inactive
L.D.C. Food Systems, Inc.                       New Jersey--Inactive
Infinity Operating Company                      Colorado--Inactive
Infinity Nicaragua Ltd.                         Bahamas - Inactive
Infinity Nicaragua Offshore Ltd                 Bahamas--Inactive
Rio Grande Resources, SA*                       Nicaragua--Inactive

* Infinity Nicaragua Ltd. and Infinity Nicaragua Offshore Ltd. together own a 98.2% interest in Rio Grande Resources, SA. Pursuant to Nicaraguan law, Nicaraguan companies must have a minimum of three shareholders and there are three shareholders of Rio Grande.

                                  SCHEDULE 3(c)
                                 CAPITALIZATION

(A)   None.

(B)

      (i) As of the date of this Agreement there are 1,165,250 options outstanding that were issued pursuant to Infinity's employee option plans.

      (ii)  7% Subordinated Convertible Notes due 2007
            8% Subordinated Convertible Notes due 2006

      (iii) Other Outstanding Stock Options and Warrants

                                                                                                   EXPIRATION
     LAST NAME               FIRST NAME                OPTIONS        WARRANTS        PRICE            DATE
--------------------------------------------------------------------------------------------------------------
ADS Consulting                                            5,000                       8.7500        11/25/2007
ADS Consulting                                           10,000                       8.7500         6/27/2008
Burstein            Harvey M.                            50,000                       8.7500         1/23/2008
Burstein            Harvey M.                            34,000                       8.7500         4/15/2008
C. E. Unterberg Towbin                                        0       220,000         5.9900         6/13/2006
C. E. Unterberg Towbin                                        0       200,000         9.0550         4/15/2007
C. E. Unterberg Towbin                                   52,500                       8.7500         4/18/2008
DeBare              Charles                               8,000                       8.7500         4/18/2008
DeBare              Mary                                  8,000                       8.7500         4/18/2008
Depew               Mark                                 15,000                       8.7500        11/22/2007
Drawbridge Special Ops Fund                                           138,873         7.8800          7/2/2008
Esposito            Robert & Agatha                       4,000                       8.7500         4/18/2008
Falkner             Jerry                                40,000                       3.2190         7/13/2005
Frank               Neal                                  8,000                       8.7500         4/18/2008
Goettlieb           Michael                               8,000                       8.7500         4/18/2008
Gutfreund           John H.                               8,000                       8.7500         4/18/2008
Highbridge/Zwirn Special Ops.                                         138,873         7.8800          7/2/2008
Loeffelbein         James D.                             11,250                       7.3400          3/7/2007
Loeffelbein         James D.                             50,000                       8.7500         1/23/2008
Loeffelbein         James D.                             17,000                       8.7500         4/15/2008
Loeffelbein         James D.                             20,000                       8.7500         12/6/2009
Morse               Michael                              16,250                       7.3400          3/7/2007
Morse               Michael                              30,000                       8.7500         1/23/2008
Moskowitz           Jeffrey C.                            8,000                       8.7500         4/18/2008
Moskowitz           Jeffrey C., CEUT Moskowitz
                    Investments                          32,000                       8.7500         4/18/2008
Nolet Associates                                         62,500                       7.3400          3/7/2007
Nolet Associates                                        150,000                       8.7500        11/22/2007
Nolet Associates                                         75,000                       8.7500         5/26/2008
Nolet Associates                                         50,000                       8.7500         6/18/2008
Nolet Associates                                        107,500                       8.7500         6/27/2008

                                                                                                     EXPIRATION
     LAST NAME               FIRST NAME                OPTIONS        WARRANTS        PRICE             DATE
---------------------------------------------------------------------------------------------------------------
PBA Associates                                           25,000                       8.7500         6/18/2008
Peltz               Marlene                              10,000                       8.7500        11/22/2007
Sadley              Susan                                11,250                       7.3400          3/7/2007
Sadley              Susan                                12,500                       8.7500        11/22/2007
Sampson             Scott Sampson TTEE FBO SAS
                    Trust                                16,000                       8.7500         4/18/2008
Shea                Edmund & Mary Shea Family
                    Foundation                           16,000                       8.7500         4/18/2008
Shea                Edmund, Siam Partners II             16,000                       8.7500         4/18/2008
Shea                Edmund, Tahoe Partnership            16,000                       8.7500         4/18/2008
Strickstein         Ann                                   5,000                       8.7500        11/22/2007
Strickstein         Irving                               40,000                       7.3400          3/7/2007
Strickstein         Irving                              100,000                       8.7500        11/22/2007
Strickstein         Irving                               75,000                       8.7500         5/26/2008
Strickstein         Irving                               50,000                       8.7500         6/18/2008
Strickstein         Irving                              107,500                       8.7500         6/27/2008
Strickstein         Robert                               11,250                       7.3400          3/7/2007
Strickstein         Robert                               12,500                       8.7500        11/22/2007
Strickstein         Scott                                 5,000                       8.7500        11/22/2007
Strickstein         Tara                                  5,000                       8.7500        11/22/2007
U. S. Capital Growth Fund LLC                            14,150                       7.3400          3/7/2007
U. S. Capital Growth Fund LLC                            20,000                       8.7500         1/23/2008
Unterberg           Thomas I.                            12,000                       8.7500         4/18/2008

TOTAL                                                 1,460,150       697,746

(C)   Outstanding Registration Rights.

The following is a list of all parties to registration rights agreements or arrangements pursuant to which the Company is obligated to register the sale of securities and the holdings (subject to such registration rights agreements or arrangements). Amounts shown are based on information provided by each investor and are accurate as of the date of the applicable registration statement or registration statement supplements.

The "Common Stock" column below includes the following securities: (i) common stock held by the investor, (ii) common stock issuable upon conversion of the 8% notes, (iii) common stock issuable upon conversion of the 7% notes, (iv) common stock issuable upon exercise of warrants held by the investor, and (v) common stock issuable upon exercise of options.

*No registration statement filed.

                                                                                   TYPE OF SECURITY
                                                                -------------------------------------------------------
                                                                 Common        8% Notes        7% Notes
              NAME OF INVESTOR                                    Stock       ($ amount)      ($ amount)       Warrants
---------------------------------------------------------       -------       ----------      ----------       --------
A. Robert Towbin TTEE FBO Lisa Olim Trust                         5,200         50,000
A. Robert Towbin TTEE FBO: Barry Towbin Trust                     5,200         50,000
Aberdeen Strategic Capital L.P                                   36,608        352,000
Adam Flatto TTEE AF Services Money Purchase Plan                  3,120         30,000
Adam Ritzer                                                       2,600         25,000
ADS Consulting, LLC                                              15,000
Agath A. Esposito and Robert M. Esposito M.D. JTWROS              4,000
Alan R. Baumann Revocable Trust, Alan R. Baumann, Barbara         8,177                          70,530
   Baumann &William Frazier TTEES
Andrew Arno ACF Jesse Benjamin Arno                               4,644         25,000           17,632
Andrew Arno ACF Matthew Arno                                     14,866         25,000          105,795
Andrew Chavkin and Ellen Weiss                                    8,177                          70,530
Andrew G. Celli & James Satloff TTEES FBO: Andrew Thomas          1,040         10,000
   Celli Trust
Andrew G. Celli & James Satloff TTEES FBO: Dustin                 6,689         25,000           35,265
   Nathaniel Satloff Trust
Andrew G. Celli & James Satloff TTEES FBO: Hannah Andrea          1,560         15,000
   Celli Trust
Andrew G. Celli & James Satloff TTEES FBO: Rebecca Rose           2,600         25,000
   Celli Trust
Andrew G. Celli & James Satloff TTEES FBO: Theodore J.            6,689         25,000           35,265
   Satloff Trust
Ann Strickstein                                                   5,000
Anthony Charos & Kevin Charos                                     2,600         25,000
Arlon Hamby and Dorothy Hamby                                     8,177                          70,530
Barbara L. Townsend 1991 Revocable Intervivos Sep.                5,000
   Property Trust
Barbara Levy                                                      4,089                          35,265
Barbara Yaspan                                                    4,089                          35,265
Bella & Israel Unterberg Foundation #2                           13,377         50,000           70,530
Blossom Berlin                                                    2,600         25,000
Bruce Alan MacNaughton Trust                                      8,177                          70,530
Bruce Slovin                                                     21,555         50,000          141,060
Burton Rubin                                                      4,089                          35,265
C.E. Unterberg, Towbin                                          119,389        250,000          352,650        310,000
C.E. Unterberg, Towbin Capital Partners I, LP                    52,000        500,000
Capital Ventures International                                  100,000
Catalyst International Ltd.                                      11,565         31,000           72,940
Catalyst Partners L.P.                                           24,378         74,000          143,881
Charles Cole Eckhardt & Lisa Novick-Eckhardt                      5,200         50,000
Charles DeBare                                                    8,000
Charles Schwab &Co. Inc. CDN FBO: Neil A. Chamberlin Jr.
   IRA                                                           11,448                          98,742

                                                                                   TYPE OF SECURITY
                                                                -------------------------------------------------------
                                                                 Common        8% Notes        7% Notes
                   NAME OF INVESTOR                               Stock       ($ amount)      ($ amount)       Warrants
----------------------------------------------------------      -------       ----------      ----------       --------
Charles W. Stendig TTEE of the Charles W. Stendig Trust          10,777         25,000           70,530
Cheyenne Holdings Limited Partnership                            81,774                         705,300
Claire Levin                                                      2,600         25,000
Cranshire Capital, LP                                           100,000
Dan &Ellen Weiner TTEES The Werner Family Trust FBO Benno,       24,532                         211,590
   Joshua &Carl Weiner
David House                                                      40,887                         352,650
Dean T. Langford                                                 16,355                         141,060
Donald L. Day TTEE Donald L. Day Rev Trust                       12,266                         105,795
Doris S. Kennedy                                                 81,774                         705,300
Douglas Fagen                                                     4,089                          36,265
Drawbridge Special Opportunities Fund, LP                       133,750
Duck Partners, LP                                                24,532                         211,590
Earl Ellis                                                       16,355                         141,060
Edmund and Mary Shea Family Foundation                           16,000
Ellen U. Celli                                                   26,755        100,000          142,060
Ellen U. Celli &Emily U. Satloff TTEES, T.I. Unterberg            4,089                          35,265
   Grandchildren's Trust
Emily Grabel Miller &John Irving Miller M.D.                      4,089                          35,265
Emily U. Satloff                                                 18,577        100,000           70,530
Eric Haskell                                                      8,177                          70,530
Gary Fagen                                                        4,089                          35,265
Gloria D. Kelley                                                  4,089                          35,265
Gracie Capital                                                  163,548                       1,410,600
Great Plains Trust Company                                       26,000        250,000
Hamilton Multi-Strategy Master Fund L.P.                        163,548                       1,410,600
Harvey Brandner, Anita Weinberger &Ellen Colton TTEES             4,089                          35,265
   Bernard Brandner Testamentary Trust
Harvey M. Burstein                                               84,000
Herbert S. Hoffman, IRA                                           3,640         35,000
Highbridge/Zwirn Special   Opportunities Fund, LP               133,750
Howard Lynch                                                      4,089                          35,265

                                                                                   TYPE OF SECURITY
                                                                -------------------------------------------------------
                                                                 Common        8% Notes        7% Notes
                 NAME OF INVESTOR                                 Stock       ($ amount)      ($ amount)       Warrants
--------------------------------------------------              -------       ----------      ----------       --------
Hull Associates LP                                               40,887                         352,650
Hurricane International                                          16,355                         141,060
Irving Strickstein                                              457,500
J. Bruce Llewellyn                                               12,266                         105,795
J. Harvey Gleberman & M. Gleberman TTEES J. Harvey                2,600         25,000
   Gleberman Revocable Trust FBO: J.H. Gleberman
James Alperin                                                     2,080         20,000
James D. Loeffelbein                                             67,000
James E. Borner & Ann B. Borner                                  32,710                         282,120
James H. Stone                                                    7,506         25,000           42,318
James T. Whipple                                                  5,200         50,000
James W. Quinn                                                    4,089                          35,265
Jeffrey C. Moskowitz                                             18,400        100,000
Jeffrey C. Moskowitz*                                             8,000
Jemp, Inc                                                         2,600         25,000
John Gutfreund                                                   16,355                         141,060
John Gutfreund*                                                   8,000
John J.F. Sherrerd                                               57,242                         493,710
John Lewin                                                        8,177                          70,530
John R. Cronin                                                    5,200         50,000
Kenneth M. Townsend                                              13,000
Kenneth Sheinberg                                                10,400        100,000
Kimberly Townsend Talkington                                      1,000
Leonard Bruce Lanni & Linda Rose Lanni                            5,200         50,000
Linnea Schuster Family Trust                                      2,000
Lisa Frumkes                                                      4,089                          35,265
Marjorie & Clarence E. Unterberg Foundation, Inc.                85,953        325,000          458,445
Mark Depew                                                       15,000
Marlene Peltz                                                    10,000
Marlin Entertainment Group Ltd.                                   5,200         50,000
Mary DeBare                                                       8,000
Michael A. Wall Trust                                            15,600        150,000
Michael Bunyaner                                                 10,400        100,000
Michael E. Marrus                                                32,600         25,000
Michael Glita and Joan D. Glita                                   5,724                          49,371
Michael I. Gottleib                                               8,000
Michael P. Hagerty                                                8,177                          70,530
Miriam Gleberman & J. Harve Gleberman, TTEES Miram                4,089                          35,265
   Gleberman Rev Trust
Neal Frank                                                        8,000
Neil Chavkin                                                      8,177                          70,530
Nolet Associates                                                382,500
Norman Scott                                                      8,177                          70,530
Paine Webber as IRA CDN FBO: Jordan Berlin, IRA Rollover          5,200         50,000
Paine Webber as IRA Custodian FBO: Andrew S. Bluestone,           2,600         25,000
   IRA Rollover
Paine Webber as IRA Custodian FBO: Burton Rubin, IRA              2,600         25,000
Paine Webber as IRA Custodian FBO: J. Bruce Llewellyn, IRA       17,800         75,000
Paine Webber as IRA Custodian FBO: James Borner IRA               4,680         45,000
   Rollover
Paine Webber as IRA Custodian FBO: Morris Dangott, IRA           10,400        100,000
   Rollover
Paul B. Robbins &Sheri L. Robbins TTEES of The Paul B.            8,177                          70,530
   Robbins and Sheri Robbins Trust
Paul D.C. Huang                                                   2,600         25,000
Paul D.C. Huang                                                   4,089                          35,265

                                                                                   TYPE OF SECURITY
                                                             ---------------------------------------------------------
                                                                              8% Notes        7% Notes
                   NAME OF INVESTOR                          Common Stock    ($ amount)      ($ amount)       Warrants
                   ----------------                          ------------    ----------      ----------       --------
PBA Enterprises, LLC                                             25,000
Peter S. Rawlings                                                20,800        200,000
Plampton Ltd.                                                    10,400        100,000
Platinum Partners Value Arbitrage Fund, LP                      100,000
R. Matluck & T. Unterberg TTEES C.E. Unterberg, Towbin            5,200         50,000
   401(k) Profit Sharing Plan FBO: Andrew Arno
Ray Pinion                                                       16,355                         141,600
Richard A. McKay                                                 21,000
Ridgecrest Partners L.P.                                          2,430         10,000           11,990
Ridgecrest Partners Ltd.                                         23,951        110,000          107,910
Ridgecrest Partners QP, L.P.                                     59,183        275,000          263,782
Rita J. Bishop, IRA                                               1,000
Robert & Agatha Esposito                                          4,089                          35,265
Robert Chavkin                                                    6,689         25,000           35,265
Robert D. Long                                                   31,200        300,000
Robert L. Bishop IRA Rollover                                     2,000
Robert Strickstein                                               12,500
Ronald Frumkes                                                    8,177                          70,530
Ronald Shiftan                                                   24,155         75,000          141,060
Scone Foundation                                                  8,177                          70,530
Scone Investments, L.P.                                          18,284         50,000           56,424
Scott G. Fine                                                     4,089                          35,265
Scott Sampson TTEE FBO SAS Trust I IS U/A/D 07/30/93             48,710                         282,120
Scott Strickstein                                                 5,000
Seneca Capital LP                                               327,096                       2,821,200
Sensus LLC                                                       10,400        100,000
Senvest Master Fund                                              40,887                         352,650
Siam Partners II                                                 16,000
Smithfield Fiduciary LLC                                        100,000
Solar Group S.A.                                                 26,000        250,000
Spindrift Investors (Bermuda) L.P.                              660,000
Spindrift Partners L.P.                                         540,000
SRG Capital LLC                                                 100,000
Stanley Cohen                                                     9,813                          84,636
Stanley Cohen Irrevocable Trust 1994 Trust FBO: Issue             4,160         40,000
Stephen J. Adler &Jonathan D. Adler CO-TTEES for The Harry        8,177                          70,000
   Adler Revocable Trust
Stephen Jacobs                                                   18,435         20,000          142,060
Stephen Lewin                                                     8,177                          70,530
Stephen Lewin 1997 Trust John Lewis Trustee FBO: Sean             4,907                          42,318
   Lewin and Colette Lewin
Straus - GEPT Partners, LP                                       90,121                         246,855
Straus Partners LP                                              147,777                         726,459
Straus-Spelman L.P.                                               9,813                          84,636

                                                                                   TYPE OF SECURITY
                                                             ---------------------------------------------------------
                                                                              8% Notes        7% Notes
                   NAME OF INVESTOR                          Common Stock    ($ amount)      ($ amount)       Warrants
                   ----------------                          ------------    ----------      ----------       --------
Stuart E. Kantor                                                  2,600         25,000
Stuart Schapiro Keogh, Bear Stearns Secs Corp. Custodian         12,266                         105,795
Summit Industrial                                                16,535                         141,060
Susan Sadley                                                     12,500
Tahoe Partnership I                                              16,000
Tara Strickstein                                                  5,000
The Andrew Degraff Berkey, II Trust                               4,000
The Baesler Family Revocable Trust                                5,000
The Barker Family Trust                                          30,000
The Donald D. and Sally E. Peck Trust                             6,000
The Philip A. Sprague Marital QTIP Trust                          2,000
The Scone Foundation, Inc.                                        6,240         60,000
The Shirley T. Bullenworth Revocable Trust                       10,000
The Timken Living Trust                                          26,000        250,000
Thomas I. Unterberg                                              43,100        100,000          282,120
Thomas I. Unterberg Trust, A. Robert Towbin TTEE                 68,732        425,000          211,590
Thomas I. Unterberg TTEE FBO: Ellen Celli Family Trust            5,200         50,000
Thomas I. Unterberg TTEE FBO: Emily Satloff Family Trust         13,377         50,000           70,530
Thomas I. Unterberg*                                             12,000
Truk International Fund, LP                                       7,000
Truk Opportunity Fund, LLC                                       93,000
U.S. Capital Fund, L.L.C.                                        20,000
Vincent Yen                                                      32,710                         282,120
Wardenclyffe Micro-cap Fund L.P.                                  4,992         48,000
Wayen Investments                                                 5,870         25,000          282,120
William D. Hyler                                                  5,200         50,000
William J. Borner & Kim Koopersmith Borner                        4,089                          35,265
William N. Shiebler                                               5,200         50,000
William Scott Symons &Loretta Symons                             40,887                         352,650
Yaudoon David Chiang                                              5,200         50,000
                                                                             ---------       ----------        -------
TOTAL                                                                        6,475,000       17,688,924        310,000
                                                                             =========       ==========        =======

(D)

      (i)   7% Subordinated Convertible Notes due 2007

      (ii)  8% Subordinated Convertible Notes due 2006

(E)

      Each of the indentures governing the 7% Subordinated Convertible Notes due 2007 and 8% Subordinated Convertible Notes due 2006 provide similar anti-dilution protection for the holders of those notes. The issuance of the Initial Notes and the Initial Warrants will not trigger these anti-dilution provisions because the conversion price of the Initial Notes (based on the price of the Company's common stock on January 12, 2005) and the exercise price of the Initial Warrants are both higher than the prevailing conversion prices for the 7% and 8% notes. In the future, if the Initial Notes are converted into common stock at a conversion price below the conversion price then in effect for the 7% or 8% notes, the conversion price of the 7% and 8% notes will be adjusted on a weighted-average basis as provided in the applicable indenture.

(F) None.

                                  SCHEDULE 3(f)
                                  SEC DOCUMENTS

10K Filing Results                 APPENDIX A

          COMPANY NAME                    FORM TYPE                   DATE
SYMBOL    (FILER NAME)                     (ITEMS)               (PERIOD ENDING)        SIZE            PAGE
IFNY      INFINITY INC                       8-K                    12/29/2004           3.0 KB           3
                                            (5.02)                 (12/29/2004)

IFNY      INFINITY INC        8-K (1.01, 2.02, 2.04, 3.02, 9.01)    11/16/2004         128.1 KB          45
                                                                   (11/12/2004)

IFNY      INFINITY INC                     NT 10-Q                  11/16/2004           5.3 KB           3
                                                                   (09/30/2004)

IFNY      INFINITY INC                       10-Q                   11/16/2004         765.8 KB          36
                                                                   (09/30/2004)

IFNY      INFINITY INC        8-K (1.01, 2.02, 2.04, 3.02, 9.01)    11/16/2004         128.1 KB          45
                                                                   (11/12/2004)

IFNY      INFINITY INC                     NT 10-Q                  08/17/2004           5.2 KB           3
                                                                   (06/30/2004)

IFNY      INFINITY INC                       10-Q                   08/17/2004         162.8 KB          52
                                                                   (06/30/2004)

IFNY      INFINITY INC                       8-K                    08/16/2004          56.3 KB          20
                                             (12)                  (08/16/2004)

IFNY      INFINITY INC                     DEF 14A                  05/20/2004         119.6 KB          37
                                                                   (06/17/2004)

IFNY      INFINITY INC                       8-K                    05/17/2004          35.2 KB          15
                                           (7, 12)                 (05/17/2004)

IFNY      INFINITY INC                      10-Q                    05/17/2004         127.5 KB          48
                                                                   (03/31/2004)

IFNY      INFINITY INC                      10-K/A                  04/29/2004          67.9 KB          20
                                                                   (12/31/2003)

IFNY      INFINITY INC                       10-K                   04/14/2004         490.5 KB         139
                                                                   (12/31/2003)

IFNY      INFINITY INC                       8-K                    03/30/2004          57.8 KB          20
                                           (7, 12)                 (03/29/2004)

IFNY      INFINITY INC                     NT 10-K                  03/30/2004          24.4 KB           1
                                                                   (12/31/2003)

IFNY      INFINITY INC                       8-K                    01/21/2004          70.8 KB          24
                                            (5,7)                  (01/16/2004)

IFNY      INFINITY INC                       8-K                    12/12/2003           6.0 KB           4
                                             (5)                   (12/10/2003)

IFNY      INFINITY INC                       10-Q                   11/19/2003         326.6 KB           8
                                                                   (09/30/2003)

IFNY      INFINITY INC                     NT 10-Q                  11/17/2003           5.8 KB           1
                                                                   (09/30/2003)

IFNY      INFINITY INC                       8-K                    11/14/2003          36.2 KB          13
                                           (7, 12)                 (11/14/2003)

1FNY      INFINITY INC                       10-Q                   08/19/2003         106.7 KB          10
                                                                   (06/30/2003)

IFNY      INFINITY INC                       8-K                    08/15/2003          39.4 KB          14
                                           (7, 12)                 (08/13/2003)

IFNY      INFINITY INC                     NT 10-Q                  08/15/2003           5.7 KB           1
                                                                   (06/30/2003)

IFNY      INFINITY INC                       8-K                    05/21/2003          21.4 KB           8
                                            (7,9)                  (05/15/2003)

IFNY      INFINITY INC                       10-Q                   05/15/2003          63.0 KB           7
                                                                   (03/31/2003)

IFNY      INFINITY INC                     DEF 14A                  04/29/2003          51.7 KB           1
                                                                   (06/05/2003)

IFNY      INFINITY INC                      10KSB                   04/14/2003         274.6 KB           6
                                                                   (12/31/2002)

IFNY      INFINITY INC                     NT 10-K                  03/31/2003           6.0 KB           1
                                                                   (12/31/2002)

                                  SCHEDULE 3(g)
                           ABSENCE OF CERTAIN CHANGES

(i) By Agreement dated April 16, 2004, Consolidated acquired substantially all of the assets and liabilities of Blue Star Acid Services, Inc., and Wyoming Oil & Minerals Inc., providers of acid and cementing services in eastern and central Kansas and north-central Oklahoma, for $1.2 million in cash and the assumption of $0.2 million in liabilities.

(ii) On July 16, 2004, Infinity-Texas acquired approximately 28,400 (21,800 net) acres of leasehold in the Barnett Shale area of the Fort Worth Basin of north central Texas for approximately $1.6 million.

(iii) On September 15, 2004, Consolidated closed the sale of selected assets to an exploration and production company and Consolidated customer, for $4.1 million in cash. The assets sold consisted of 37 oilfield service trucks, 13 trailers, real estate and other support equipment, vehicles and inventory relating to a portion of Consolidated's Chanute, Kansas operations.

                                  SCHEDULE 3(h)
                                   LITIGATION

3(H)

      (a) Reed Zars, the surface owner adjacent to Infinity's Woodley Springs four-well coalbed methane pilot project, has made a number of challenges to the validity of the permit issued by Routt County, Colorado for the pilot project. Most recently, by Order dated November 15, 2004, the District Court of Routt County dismissed the complaint filed by Reed Zars, challenging the issuance of the Woodley Springs Permit. Reed Zars v. Routt County Regional Planning Department, Board of County Commissioners of Routt County, 04CV75
            (2004). The Woodley Springs pilot project is currently shut-in for the winter. Infinity Oil & Gas of Wyoming, Inc. may seek to renew or obtain a new permit to operate this pilot in the spring of 2005, and Infinity anticipates that Mr. Zars will continue to object to the issuance of this permit.

      (b) In a letter dated July 28, 2004, the Bureau of Land Management ("BLM") made inquiry of Infinity Oil & Gas of Wyoming, Inc. to verify volumes of oil and gas production from the Riley Ridge Unit in Sublette County, Wyoming. Infinity Oil & Gas of Wyoming, Inc. has responded to the inquiry but has received no further communication from the BLM.

                                  SCHEDULE 3(j)
                             UNDISCLOSED LIABILITIES

                                      None.

                                  SCHEDULE 3(n)
                               EMPLOYEE RELATIONS

                                      None.

                                  SCHEDULE 3(p)
                               ENVIRONMENTAL LAWS

1. Reed Zars, the surface owner adjacent to Infinity's Woodley Springs four-well coalbed methane pilot project, has made a number of challenges to the validity of the permit issued by Routt County, Colorado for the pilot project. Most recently, by Order dated November 15, 2004, the District Court of Routt County dismissed the complaint filed by Reed Zars, challenging the issuance of the Woodly Springs Permit. Reed Zars v. Routt County Regional Planning Department, Board of County Commissioners of Routt County, 04CV75 (2004). The Woodley Springs pilot project is currently shut-in for the winter. Infinity Oil & Gas of Wyoming, Inc. may seek to renew or obtain a new permit to operate this pilot in the spring of 2005, and Infinity anticipates that Mr. Zars will continue to object to the issuance of this permit.

2. The South Piney Environmental Impact Statement for Riley Ridge Natural Gas Development Project Area in Sublette County, Wyoming is currently pending (Labarge).

3. The Bitter Creek Shallow Gas Exploration and Development Environmental Assessment for the Pipeline Project Area in Sweetwater County, Wyoming is currently pending.

                                  SCHEDULE 3(q)
                                      TITLE

LIENS

1. Loan and Security Agreement, as amended on September 15, 2004 and UCC-1 Financing Statement, filed in Kansas on December 3, 2001 by LaSalle Bank, N.A., covering all (current and after-acquired) assets of Consolidated Oil Well Services, Inc. All indebtedness in the amount of $3,855,830.77 and liens described herein are to be paid in full and released in connection with the Initial Closing.

2. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated May 1, 2004, recorded June 7, 2004, in book 2004L and page 2734 of the records of Moffat County, Colorado, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed promptly after the Initial Closing.

3. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated July 2, 2003, recorded July 25, 2003, at Reception No. 587049, and Amendment to Mortgage dated September 4, 2003, recorded September 18, 2003, at Reception No. 590551 of the records of Routt County, Colorado, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed promptly after the Initial Closing.

4. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated July 2, 2003, recorded August 6, 2003, in Book 125 at Page 338, and Amendment to Mortgage dated September 4, 2003, recorded September 18, 2003, in Book 105 at Page 331 of the records of Sublette County, Wyoming, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed promptly after the Initial Closing.

5. Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing, dated September 4, 2003, recorded September 16, 2003, in book 984 and page 1380 of the records of Sweetwater County, Wyoming, in favor of U.S. Bank National Association, covering real and personal property including without limitation the leases and lands described therein. All indebtedness in the amount of $5,037,285.67 and liens described herein are to be paid in full and released in connection with the Initial Closing.

6. Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing, dated September 4, 2003, recorded September 7, 2003, in book 105 and page 242 of the records of Sublette County, Wyoming, in favor of U.S. Bank National Association, covering real and personal property including without limitation the leases and lands described therein. All indebtedness in the amount of $5,037,285.67 and liens described herein are to be paid in full and released in connection with the Initial Closing.

7. UCC-1 Financing Statement 2003-20100518 filed with the Wyoming Secretary of State on October 24, 2003 by U.S. Bank National Association. All indebtedness in the amount of $5,037,285.67 and liens described herein are to be paid in full and released in connection with the Initial Closing.

8. Mortgage dated May 15, 2001, from Consolidated Industrial Services Inc. and CIS-Oklahoma, Inc. to NBC Bank, an Oklahoma banking corporation, granting a lien upon three metes and bounds tracts located at South Highway 123, Road 2706, Bartlesville, Oklahoma 74005, in the NE/4 of
      Section 16, Township 26 North, Range 12 East in Osage County, Oklahoma. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(1)).

9. Mortgage dated January 29, 2003, granting Home Bank & Trust Company a lien upon property located at 8655 Dorn Road, Thayer, Kansas. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See
      Schedule 4(u)(2)).

10. Mortgage dated May 12, 2000, recorded in Book 1602 at page 445, of the records of Campbell County, Wyoming, covering real estate located at 300 Enterprise Street, Gillette, Wyoming. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(7)).

11. Ford Motor Credit lien against 2004 Ford F-250 VIN 1FTNX21S54ED53727. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(3)).

12. Ford Motor Credit lien against 2002 Ford F250 VIN- 1FTNX21L22ED65002. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(4)).

13. Daimler Chrysler Credit Corp. lien against 2004 Dodge 2500 VIN-3D7KU28C94G272982. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(6)).

14. Ford Motor Credit lien against 2004 Ford F150 CC VIN- 1FTPW14594KD74027. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(5)).

15.   As to Personal Property, the Company is subject the following Permitted
      Liens:

            (a) Liens created by the Security Documents;

            (b) Liens for taxes or other governmental charges not at the time due and payable so long as the Company and its Subsidiaries maintain adequate reserves in accordance with United States generally accepted accounting principles ("GAAP") in respect of such taxes and charges which include county ad valorem taxes, state severance or similar gross product taxes, and oil and gas conservation commission taxes;

            (c) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty and in each case for which adequate reserves in accordance with GAAP are being maintained including oil and gas liens under applicable state statutes which relate back to the date upon which work was first performed;

            (d) Liens arising in the ordinary course of business in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or Liens consisting of cash collateral securing the Company's or any of its Active Subsidiaries' performance of surety bonds, bids, performance bonds and similar obligations (exclusive of obligations for the payment of borrowed money) permitted pursuant to clause
            (a)(IV) of Section 12 of the Note and, in each case, for which the Company maintains adequate reserves including bonds obtained for federal, state and local authorities to secure plugging and reclamation activities;

            (e) Liens in favor of U.S. Bank and LaSalle in respect of the Duke LC Account and the Returned Items Account (each as defined in the Security Agreement) to the extent such accounts are maintained and permitted to exist in accordance with the terms of the Security Agreement;

            (f) Liens consisting of cash collateral securing the Company's and its Active Subsidiaries' reimbursement obligations under letters of credit permitted by clauses (a)(VI) and (a)(VII) of Section 12, provided that the aggregate amount of cash collateral securing such Indebtedness does not exceed the undrawn face amount of all such letters of credit outstanding at any one time;

            (g) Liens securing Indebtedness listed on Schedule 4(u) of the Securities Purchase Agreement for up to thirty (30) days following the Initial Closing Date;

            (h) Liens on equipment subject to Capital Lease Obligations permitted to be incurred pursuant to clause (a)(V) of Section 12, to the extent such Liens secure such Capital Lease Obligations including lease agreements between Infinity Oil and Gas of Texas Inc. and Hanover Compression for a compressor, separator and dehy.

OWNED REAL PROPERTY

1. 4.4-acre tract owned by CIS-Oklahoma, Inc. described in Corporation Warranty Deed dated November 15, 1999, and located at 2631 S. Eisenhower Avenue, Ottawa, Kansas (Franklin County).

2. Real property acquired from Blue Star Acid Services, Inc. located at 8655 Dorn Road, Thayer, Kansas covering a 3.9-acre tract in the NW/4 of Section 30, Township 29 South, Range 18 East, Neosho County, Kansas.

3. Real property located at 300 Enterprise St., Gillette, Wyoming 82716, in Campbell County, Wyoming, as more particularly described in the Real Estate Mortgage dated May 12, 2000, recorded in Book 1602 at page 445 of the records of Campbell County, Wyoming.

4. Real property owned by CIS-Oklahoma, Inc. located at South Highway 123, Road 2706, Bartlesville, Oklahoma 74005, located in the NE/4 of Section 16, Township 26 North, Range 12 East of the Indian Meridian, Osage County, Oklahoma.

                                  SCHEDULE 3(s)
                               REGULATORY PERMITS

1. Reed Zars, the surface owner adjacent to Infinity's Woodley Springs four-well coalbed methane pilot project, has made a number of challenges to the validity of the permit issued by Routt County, Colorado for the pilot project. Most recently, by Order dated November 15, 2004, the District Court of Routt County dismissed the complaint filed by Reed Zars, challenging the issuance of the Woodley Springs Permit. Reed Zars v. Routt County Regional Planning Department, Board of County Commissioners of Routt County, 04CV75 (2004). The Woodley Springs pilot project is currently shut-in for the winter. Infinity Oil & Gas of Wyoming, Inc. may seek to renew or obtain a new permit to operate this pilot in the spring of 2005, and Infinity anticipates that Mr. Zars will continue to object to the issuance of this permit.

2. The South Piney Environmental Impact Statement for Riley Ridge Natural Gas Development Project Area in Sublette County, Wyoming is currently pending.(Labarge).

3. The Bitter Creek Shallow Gas Exploration and Development Environmental Assessment for the Pipeline Project Area in Sweetwater County, Wyoming is currently pending.

                                  SCHEDULE 3(v)
                          TRANSACTIONS WITH AFFILIATES

(i) In July 2003, Infinity entered into an eighteen-month financial consulting agreement with Irving Strickstein, an Infinity shareholder, in consideration for which Mr. Strickstein was issued 125,000 options to purchase Infinity's Common Stock.

(ii) The LaSalle Facility was secured in part by a personal guarantee by Stanton E. Ross, President and Chief Executive Officer of Infinity, in the amount of $1 million.

(iii) Infinity, Inc. and its subsidiaries paid $16,720 to James A. Tuell for services rendered during the period beginning September 2003 and through January 2005 as an independent contractor.

(iv) In June 2004, Infinity executed a promissory note payable to Stanton Ross for $20,000. The note has been repaid in full.

(v) Infinity engaged Northeast Securities, Inc. as a placement agent in connection with its November 2004 private placement for a fee of $52,377.00 O. Lee Tawes, a director of Infinity, is a principal of Northeast Securities, Inc.

                                 SCHEDULE 3(aa)
                         OUTSTANDING INDEBTEDNESS, LIENS

I.    Outstanding Indebtedness; Trade Accounts Payable

      1. Amounts owing on accounts payable are estimated to range from $5,250,000 to $5,850,0000 as of December 31, 2004. Under the terms of the Note and Securities Purchase Agreement, the Company has agreed to certain restrictions on the type and amount of accounts payable which may be outstanding.

      2. Aircraft Usage Agreement executed January 27, 2003, between Dobber Aviation, L.L.C. and Infinity, Inc. covering a Cessna Citation aircraft, Model No. 525A, Serial No. 525A-0140, Federal Aviation Administration Registration No. N140DA with respect to payment of $2,617,975.

      3. Promissory Note dated May 15, 2001, from Consolidated Oil Well Services Inc. to NBC Bank in the principal amount of $380,000. This
            Note is guaranteed by Infinity Inc. under a Guaranty Agreement dated May 15, 2001. All indebtedness hereunder will be paid in full as required under Section 4(u) of the Purchase Agreement (See Schedule 4(u)(1)).

      4. By Assignment and Assumption Agreement dated April 2004, Blue Star Acid Services, Inc. assigned to Consolidated Oil Well Services, Inc. all interest in and Consolidated agreed to pay the Note dated January 29, 2003, from Blue Star Acid Services, Inc. to Home Bank & Trust Company in the principal amount of $32,000. All indebtedness hereunder will be paid in full as required under Section 4(u) of the Purchase Agreement (See Schedule 4(u)(2)).

      5. Note dated November 11, 2000, from CIS-Oklahoma Inc. to Bank of Commerce in the principal amount of $348,000. All indebtedness hereunder will be paid in full as required under Section 4(u) of the Purchase Agreement (See Schedule 4(u)(7)).

      6.    7% Subordinated Convertible Notes due 2007

      7.    8% Subordinated Convertible Notes due 2006

      8. Ford Motor Credit: 2004 Ford F-250 VIN 1FTNX21S54ED53727. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement. See Schedule 4(u)(3).

      9. Ford Motor Credit: 2002 Ford F250 VIN- 1FTNX21L22ED65002. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement. See Schedule 4(u)(4).

      10.   Daimler Chrysler Credit Corp.: 2004 Dodge 2500 VIN-
            3D7KU28C94G272982. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement. See Schedule 4(u)(6).

      11. Ford Motor Credit: 2004 Ford F150 CC VIN- 1FTPW14594KD74027. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement. See Schedule 4(u)(5).

II.   Liens

      1. Mortgage dated May 15, 2001, from Consolidated Industrial Services Inc. and CIS-Oklahoma, Inc. to NBC Bank, an Oklahoma banking corporation, granting a lien upon three metes and bounds tracts located in the NE/4 of Section 16, Township 26 North, Range 12 East in Osage County, Oklahoma. All indebtedness hereunder will be paid in full as required under Section 4(u) of the Purchase Agreement (See Schedule 4(u)(1)).

      2. Mortgage dated May 12, 2000, recorded in Book 1602 at page 445, of the records of Campbell County, Wyoming, covering real estate located at 300 Enterprise Street, Gillette, Wyoming. All indebtedness hereunder will be paid in full as required under
            Section 4(u) of the Purchase Agreement (See Schedule 4(u)(7)).

      3. Mortgage dated January 29, 2003, granting Home Bank & Trust Company a lien upon property located at 8655 Dorn Road, Thayer, Kansas. All indebtedness secured by the liens described herein are to be paid in full and such liens released pursuant to Section 4(u) of the Purchase Agreement (See Schedule 4(u)(2)).

      4. Loan and Security Agreement, as amended on September 15, 2004 and UCC-1 Financing Statement, filed in Kansas on December 3, 2001 by LaSalle Bank, N.A., covering all (current and after-acquired) assets of Consolidated Oil Well Services, Inc. All indebtedness in the amount of $3,855,830.77 and liens described herein are to be paid in full and released in connection with the Initial Closing.

      5. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated May 1, 2004, recorded June 7, 2004, in book 2004L and page 2734 of the records of Moffat County, Colorado, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed on or before the Initial Closing.

      6. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated July 2, 2003, recorded July 25, 2003, at Reception No. 587049, and Amendment to Mortgage dated September 4, 2003, recorded September 18, 2003, at Reception No. 590551 of the records of Routt County, Colorado, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed on or before the Initial Closing.

      7. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated July 2, 2003, recorded August 6, 2003, in Book 125 at Page 338, and Amendment to Mortgage dated September 4, 2003, recorded September 18, 2003, in Book 105 at Page 331 of the records of Sublette County, Wyoming, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed on or before the Initial Closing.

      8. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, dated July 2, 2003, recorded July 25, 2003, in Book 980 at Page 338, and Amendment to Mortgage dated September 4, 2003, recorded September 18, 2003, in Book 984 at Page 1759 of the records of Sweetwater County, Wyoming, in favor of Irving Strickstein and Nolet Associates, covering real and personal property including without limitation the leases and lands described therein. All indebtedness secured by the liens described herein has been paid in full and the liens described herein have been released pursuant to mortgage releases to be filed on or before the Initial Closing.

      9. Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing, dated September 4, 2003, recorded September 16, 2003, in book 984 and page 1380 of the records of Sweetwater County, Wyoming, in favor of U.S. Bank National Association, covering real and personal property including without limitation the leases and lands described therein. All indebtedness in the amount of $5,037,285.67 and liens described herein are to be paid in full and released in connection with the Initial Closing.

      10. Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing, dated September 4, 2003, recorded September 7, 2003, in book 105 and page 242 of the records of Sublette County, Wyoming, in favor of U.S. Bank National Association, covering real and personal property including without limitation the leases and lands described therein. All indebtedness in the amount of $5,037,285.67 and liens described herein are to be paid in full and released in connection with the Initial Closing.

      11. UCC-1 Financing Statement 2003-20100518 filed with the Wyoming Secretary of State on October 24, 2003 by U.S. Bank National Association. All indebtedness in the amount of $5,037,285.67 and liens described herein are to be paid in full and released in connection with the Initial Closing.

      12. Financing Statement filed on January 21, 2002 in favor of ABB Structural Finance American covering a copier lease.

      13.   The Company's assets are subject to the following Permitted Liens:

            (a) Liens created by the Security Documents;

            (b) Liens for taxes or other governmental charges not at the time due and payable so long as the Company and its Subsidiaries maintain adequate reserves in accordance with United States generally accepted accounting principles ("GAAP") in respect of such taxes and charges which include county ad valorem taxes, state severance or similar gross product taxes, oil and gas conservation taxes, commission;

            (c) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty and in each case for which adequate reserves in accordance with GAAP are being maintained including oil and gas liens under applicable state statutes which relate back to the date upon which work was first performed;

            (d) Liens arising in the ordinary course of business in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or Liens consisting of cash collateral securing the Company's or any of its Active Subsidiaries' performance of surety bonds, bids, performance bonds and similar obligations (exclusive of obligations for the payment of borrowed money) permitted pursuant to clause
            (a)(IV) of Section 12 of the Note and, in each case, for which the Company maintains adequate reserves including bonds obtained for federal, state or local authorities to secure plugging and reclamation activities;

            (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

            (f) Liens in favor of U.S. Bank and LaSalle in respect of the Duke LC Account and the Returned Items Account (each as defined in the Security Agreement) to the extent such accounts are maintained and permitted to exist in accordance with the terms of the Security Agreement;

            (g) Liens consisting of cash collateral securing the Company's and its Active Subsidiaries' reimbursement obligations under letters of credit permitted by clauses (a)(VI) and (a)(VII) of Section 12, provided that the aggregate amount of cash collateral securing such Indebtedness does not exceed the undrawn face amount of all such letters of credit outstanding at any one time;

            (h) Liens securing Indebtedness listed on Schedule 4(u) of the Securities Purchase Agreement for up to thirty (30) days following the Initial Closing Date;

            (i) Liens on equipment subject to Capital Lease Obligations permitted to be incurred pursuant to clause (a)(V) of Section 12, to the extent such Liens secure such Capital Lease Obligations including lease agreements between Infinity Oil and Gas of Texas Inc. and Hanover Compression for a compressor, separator and dehy.

            (j) Liens in favor of Schlumberger Technology Corporation and Red Oak Capital Management LP (collectively, the "Service Parties"), granted pursuant to the Joint Value Enhancement Agreement, dated December 3, 2003, among Infinity Oil & Gas of Wyoming, Inc. ("IOGW") and the Service Parties (as in effect on the date of the Purchase Agreement, the "JVEA"), on the three (3) Project Wells (as such term is defined in the JVEA) described on Exhibit C to Schedule VIII of the Security Agreement, to the extent such Liens secure the obligations of IOGW to the Service Parties under the JVEA.

III. Financing Statements Filed Against the Company

     See part II above.

                                 SCHEDULE 3(bb)
                              REAL PROPERTY, LEASES

1. All real property interests of Company are listed in Exhibits A and B of this Schedule 3(bb).

            Exhibit A    Oil and Gas Leases and Oil and Gas Wells

            Exhibit B    Office Leases, Camp Leases and real property

2. Infinity Oil & Gas of Kansas Inc. owns a partial working interest in non-producing leases in southwest Kansas for which it does not have a complete legal description. In addition, Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc. are currently obtaining oil and gas leases on a daily basis and, therefore, oil and gas leases taken or acquired within ten Business Days of Closing may not appear on this Schedule.

3. The description wells in Exhibit A is the Companies' list of "facilities" for purposes of describing the facilities owned by Company and its subsidiaries for drilling, production and marketing of oil and gas.

4. Reed Zars, the surface owner adjacent to Infinity's Woodley Springs four-well coalbed methane pilot project, has made a number of challenges to the validity of the permit issued by Routt County, Colorado for the pilot project. Most recently, by Order dated November 15, 2004, the District Court of Routt County dismissed the complaint filed by Reed Zars, challenging the issuance of the Woodley Springs Permit. Reed Zars v. Routt County Regional Planning Department, Board of County Commissioners of Routt County, 04CV75 (2004). The Woodley Springs pilot project is currently shut-in for the winter. Infinity Oil & Gas of Wyoming, Inc. may seek to renew or obtain a new permit to operate this pilot in the spring of 2005, and Infinity anticipates that Mr. Zars will continue to object to the issuance of this permit.

5. The South Piney Environmental Impact Statement for Riley Ridge Natural Gas Development Project Area in Sublette County, Wyoming is currently pending.

6. The Bitter Creek Shallow Gas Exploration and Development Environmental Assessment for the Pipeline Project Area in Sweetwater County, Wyoming is currently pending (Labarge).

7. The leases in the North Sand Wash Area are subject to a Letter of Intent dated December 14, 2004, whereby Cedar Ridge LLC offers to purchase from Infinity Oil & Gas of Wyoming, Inc. all of its leasehold interest in a portion of the North Sand Wash Area.

8. As to the representation that "there are no pending or, to the Knowledge of the Company, threatened . . . litigation or other proceedings affecting the Real Property . . ." there is a letter dated July 28, 2004, from the Bureau of Land Management making inquiry of Infinity Oil & Gas of Wyoming, Inc. to verify volumes of oil and gas production from the Riley Ridge Unit in Sublette County, Wyoming. Infinity Oil & Gas of Wyoming, Inc. has responded to the inquiry but has received no further word.

                                  SCHEDULE 4(d)
                                 USE OF PROCEEDS

(i)   Payment of expenses and commissions, totaling approximately $2,500,000.

(ii) Repayment of the LaSalle facility, in the amount of $3,853,502.38, plus the per diem amount set forth in the payoff letter delivered in connection therewith, if applicable.

(iii) Repayment of the US Bank Facility, in the amount of $5,037,285.67, plus the per diem amount set forth in the payoff letter delivered in connection therewith, if applicable.

(iv) Redemption of the 8% Subordinated Convertible Notes due 2006, in the principal amount of up to $2,493,000, exclusive of interest and premiums.

                                  SCHEDULE 4(u)
                        REPAYMENT OF CERTAIN INDEBTEDNESS

                                    DESCRIPTION                                            CURRENT BALANCE
--------------------------------------------------------------------------------           ---------------
1.  HOME NATIONAL BANK - BARTLESVILLE FACILITY                                              $  298,927.14
2.  HOME BANK AND TRUST - THAYER FACILITY                                                   $   21,227.75
3.  FORD MOTOR CREDIT 2004 Ford F-250 VIN 1FTNX21S54ED53727                                 $   29,116.58
4.  FORD MOTOR CREDIT 2002 Ford F250 VIN- 1FTNX21L22ED65002                                 $   22,865.19
5.  FORD MOTOR CREDIT 2004 Ford F150 CC VIN- 1FTPW14594KD74027                              $   17,259.26
6.  DAIMLER CHRYSLER CREDIT CORP 2004 Dodge 2500 VIN- 3D7KU28C94G272982                     $   31,263.41
7.  BANK OF COMMERCE - GILLETTE FACILITY                                                    $  124,743.44

Descriptions of each item on this schedule are incorporated by reference from
Schedule 3(aa).